Exhibit 10.1

Fourth Amendment to Loan and Security Agreement

August 6, 2025

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email: james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

Credit_Financing_Approvals@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

State Street Bank and Trust Company, as Collateral Agent and Securities Intermediary

Virtus Group, LP, as Collateral Administrator

Fidelity Private Credit Central Fund LLC, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of August 25, 2022 (as amended by the First Amendment to Loan and Security Agreement, dated as of January 24, 2023 as further amended by the Second Amendment to Loan and Security Agreement, dated as of June 6, 2023, and as further amended the Third Amendment to Loan and Security Agreement, dated as of September 12, 2024, the "Agreement"), among Fidelity Direct Lending Fund I JSPV LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent"), Fidelity Private Credit Central Fund LLC (f/k/a Fidelity Direct Lending Fund, LP), as portfolio manager (the "Portfolio Manager"), JPMorgan Chase Bank, National Association, as lender (in such capacity, the "Lender"), Virtus Group, LP., as collateral administrator (in such capacity, the "Collateral Administrator") and State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent") and securities intermediary (in such capacity, the "Securities Intermediary"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A) Now, therefore, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes the conformed copy of the Agreement including amendments made pursuant to this Fourth Amendment.

(B) Except as expressly set forth in the immediately preceding paragraph, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this Fourth Amendment shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent's or any Lender's exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(C) The effectiveness of this Fourth Amendment shall be subject to receipt by the Administrative Agent of executed counterparts of this Amendment from each party hereto.

(D) THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(E) This Fourth Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(F) The individual executing this Fourth Amendment on behalf of the Company hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company and has the authority to make the certifications set forth in the following subclause (ii) and (ii) as of the date of this Amendment, (x) all of the representations and warranties set forth in Section 6.01 of the Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date, and (y) no Market Value Event has occurred and no Event of Default has occurred and is continuing.

(G) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Fourth Amendment and makes no representation with respect thereto. In entering into this Fourth Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to acknowledge and agree this Fourth Amendment.

Very truly yours,

FIDELITY DIRECT LENDING FUND I JSPV LLC, as Company

By: Fidelity Private Credit Company LLC, its sole member

By: /s/ Hadi Husain

Name: Hadi Husain

Title: Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement]

The Administrative Agent and the Lender agree to the modifications of the Agreement set forth in this Fourth Amendment above upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By: /s/James Greenfield

Name: James Greenfield

Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By: /s/James Greenfield

Name: James Greenfield

Title: Managing Director

[Signature Page to Fourth Amendment to Loan and Security Agreement]

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this Fourth Amendment above:

FIDELITY PRIVATE CREDIT COMPANY LLC, as Portfolio Manager

By: /s/ Hadi Husain

Name: Hadi Husain

Title: Vice President

STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent

By: /s/ Jason O'Neill

Name: Jason O'Neill

Title: Vice President

STATE STREET BANK AND TRUST COMPANY,
as Securities Intermediary

By: /s/ Jason O'Neill

Name: Jason O'Neill

Title: Vice President

VIRTUS GROUP, LP,
as Collateral Administrator

By: Rocket Partner Holdings, LLC, its General Partner

By: /s/ Lisa Baltagi

Name: Lisa Baltagi

Title: Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Security Agreement]

EXHIBIT A

CONFORMED LOAN AND SECURITY AGREEMENT

Conformed through the ~~Third~~Fourth Amendment to Loan and Security Agreement
dated as of ~~September 12~~August 6, ~~2024~~2025

LOAN AND SECURITY AGREEMENT

dated as of

August 25, 2022

among

FIDELITY DIRECT LENDING FUND I JSPV LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

FIDELITY PRIVATE CREDIT COMPANY LLC,
as Portfolio Manager

Table of Contents

Page

ARTICLE I
THE PORTFOLIO INVESTMENTS

ARTICLE II
THE AdvanceS

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01	The Advances	50
SECTION 3.02	Interest Rate Unascertainable, Inadequate or Unfair	54
SECTION 3.03	Taxes	55

ARTICLE IV
COLLECTIONS AND PAYMENTS

- ii -

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01	Appointment and Duties of the Portfolio Manager	68
SECTION 5.02	Portfolio Manager Representations as to Eligibility Criteria; Etc	70
SECTION 5.03	Indemnification	70

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01	Representations and Warranties	70
SECTION 6.02	Covenants of the Company and the Portfolio Manager	74
SECTION 6.03	Amendments of Portfolio Investments, Etc	83

ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01	The Collateral Accounts; Agreement as to Control	86
SECTION 8.02	Collateral Security; Pledge; Delivery	87

ARTICLE IX
THE AGENTS

SECTION 9.01	Appointment of Administrative Agent and Collateral Agent	90
SECTION 9.02	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	96

ARTICLE X
MISCELLANEOUS

- iii -

Schedules

Schedule 1 Transaction Schedule

Schedule 2 Contents of Notice of Acquisition

Schedule 3 Eligibility Criteria

Schedule 4 Concentration Limitations

Schedule 5 Initial Portfolio Investments

Schedule 6 Moody's Industry Classifications

Schedule 7 Form of Partial Deferrable Obligations Notifications

Exhibits

Exhibit A Form of Request for Advance

Exhibit B Form of Assignment and Assumption

LOAN AND SECURITY AGREEMENT dated as of August 25, 2022 (this "Agreement") among FIDELITY DIRECT LENDING FUND I JSPV LLC, as borrower (the "Company"); FIDELITY PRIVATE CREDIT COMPANY LLC (the "Portfolio Manager"); the Lenders party hereto; ~~CITIBANK, N.A.~~STATE STREET BANK AND TRUST COMPANY, in its capacities as collateral agent (in such capacity, the "Collateral Agent") and securities intermediary (in such capacity, the "Securities Intermediary"); VIRTUS GROUP, LP, in its capacity as collateral administrator (in such capacity, the "Collateral Administrator") and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Loan Sale and Contribution Agreement (the "Sale Agreement"), dated as of the Effective Date, between the Company and Fidelity Private Credit Company LLC (f/k/a Fidelity Private Credit Central Fund LLC, f/k/a Fidelity Direct Lending Fund, LP) (in such capacity, the "Seller"), pursuant to which the Company shall from time to time Purchase Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make Tranche A Advances and/or Tranche B Advances to the Company (cumulatively, the "Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

"Account Control Agreement" means the Securities Account Control Agreement, dated as of August 25, 2022, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

"Additional Distribution Date" has the meaning set forth in Section 4.05.

"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2.0% per annum.

"Adjusted Term CORRA" means a per annum rate equal to Term CORRA plus the Term CORRA Adjustment.

"Administrative Agency Fee" has the meaning set forth in Section 4.03(h).

"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.

"Advances" has the meaning set forth in the introductory section of this Agreement.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company's or the Portfolio Manager's knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Affiliate Portfolio Investment" means, with respect to the Parent, any Portfolio Investment sold and/or contributed by the Parent to the Company pursuant to the Sale Agreement.

"Affiliate Purchased Investment Balance" means, as of any date of determination with respect to the Parent, an amount equal to (a) the aggregate principal balance of all Affiliate Portfolio Investments acquired by the Company from the Parent prior to such date minus (b) the aggregate principal balance of all Affiliate Portfolio Investments repurchased by the Parent or an Affiliate thereof or released to the Parent as a distribution prior to such date.

"Agent" has the meaning set forth in Section 9.01.

"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be New York City).

"Agreement" has the meaning set forth in the introductory paragraph hereto.

"Amendment" has the meaning set forth in Section 6.03.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable from time to time concerning or relating to bribery or corruption.

"Anti-Money Laundering Laws" means Applicable Law relating to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

"Applicable Creditor" has the meaning set forth in Section 10.14.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Margin" has the meaning set forth in the Transaction Schedule.

"AR" has the meaning set forth in the definition of "Borrowing Base Test".

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit B or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"Base Rate" means, for any day (i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to Tranche A Advances denominated in any other Permitted Non-USD Currency, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to Tranche A Advances denominated in GBP) or the Euro Zone (with respect to Tranche A Advances denominated in Euros). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change. In the event that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

"Base Rate Advance" means, on any date of determination, any Advance denominated in any Eligible Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances (or the Adjusted Applicable Margin, as applicable).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = 62.5%.

"Broadly Syndicated Portfolio Investment" means, as of any date of determination, a Loan for which at least two bids can be obtained through LoanX/Markit Group Limited; provided that a bid will not be included if the Administrative Agent would be entitled to disregard such bid in accordance with clause (C) of the penultimate paragraph in the definition of the term "Market Value".

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be New York City); provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day and (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada.

"CAD" mean Canadian dollars.

"CAD Collection Account" means the CAD Interest Collection Account and the CAD Principal Collection Account, collectively.

"CAD Interest Collection Account" means the CAD-denominated account designated as the "CAD Interest Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Interest Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"CAD Principal Collection Account" means the CAD-denominated account designated as the "CAD Principal Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Principal Proceeds denominated in CAD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Calculation Period" means, with respect to each Tranche, the quarterly period from and including the date on which the first Advance is made with respect of such Tranche hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in October 2022.

"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

"Cash Equivalents" means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company or (B) FIAM, LLC or any Affiliate thereof shall cease to be the investment adviser of the Parent.

"Charges" has the meaning set forth in Section 10.08.

"CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Section 8.02(a).

"Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio (including the unfunded balance on any Delayed Funding Term Loan) as of such date plus (B) the amounts on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

"Collection Account" means, collectively, the CAD Collection Account, the GBP Collection Account, the EUR Collection Account and the USD Collection Account, in each case, as set forth on the Transaction Schedule, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Commitment Fee" has the meaning set forth in Section 4.03(d).

"Commitment Increase Date" means the effective date (which shall be a Business Day) of an increase of the Financing Commitments in accordance with Section 2.06 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.

"Company" has the meaning set forth in the introductory section of this Agreement.

"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that, with respect to any Delayed Funding Term Loan, for the avoidance of doubt, the Portfolio Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

"Concentration Limitations" has the meaning set forth in Schedule 4.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"CORRA" means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

"Credit Risk Party" has the meaning set forth in Article VII.

"Currency Shortfall" has the meaning set forth in Section 4.06(b).

"Custodial Account" means, together, the USD Custodial Account and the Permitted Non-USD Currency Custodial Account and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

"Daily Simple SONIA" means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the SONIA Administrator for determining "Daily Simple SONIA" for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Debt-to-ARR Ratio" with respect to any Recurring Revenue Loan and any date of determination, the meaning of "Debt-to-Annualized Recurring Revenue Ratio" or any comparable definition relating to Recurring Revenue Loans (for the applicable level within the capital structure) in the Underlying Instruments for such Portfolio Investment, in each case giving effect to the netting of cash from such calculation to the extent permitted in such Underlying Instruments; provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Debt-to-ARR Ratio will be calculated on a consolidated basis for the applicable obligor and its consolidated affiliates, without duplication, as the ratio of (a) indebtedness for borrowed money backed by such annualized recurring revenue (for the applicable level within the capital structure) to (b) annualized recurring revenue (determined in accordance with the definition of the term "Recurring Revenue Loan") in accordance with GAAP or IFRS, as applicable, as determined by the Administrative Agent in its commercially reasonable judgement (and notified to the Collateral Administrator).

"Default" has the meaning set forth in Section 1.03.

"Defaulting Lender" means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent's receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that neither JPMCB nor any of its Affiliates shall constitute a Defaulting Lender on any date on which JPMCB or its Affiliate acts as Administrative Agent and the Lenders are comprised solely of JPMCB and/or its Affiliates.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1) except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent (except to the extent that the requirement for consent by any person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the applicable Underlying Instruments or such consent has otherwise been obtained);

(3) in the case of Portfolio Investments consisting of money or instruments (the "Possessory Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another state of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a state specified in clause (x) above, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a state specified in clause (x) above;

(4) in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State.

"Designated Email Notification Address" means HILoanOperations@fmr.com; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days' written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

"Designated Independent Dealer" means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days' written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

"Dollar Equivalent" means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in the definition of the term Spot Rate.

"Early Termination Premium" means, with respect to any cancellation of the Financing Commitment (in whole or in part) on any date prior to February 25, 2026 (or, if the Scheduled Termination Date is extended upon a Maturity Extension Request, February 25, 2027) pursuant to Section 4.07(a)(i), an amount equal to the aggregate amount of the Applicable Margin that would have accrued on Advances with an aggregate outstanding amount equal to 80.0% of the Financing Commitment during the period from and including such termination date to and including the last day of the Reinvestment Period, determined by the Administrative Agent in good faith.

"EBITDA" means with respect to any period and any Portfolio Investment, the meaning of "EBITDA", "Adjusted EBITDA" or any comparable definition in the Underlying Instruments for such Portfolio Investment; provided that in the event that such term is not so defined, an amount, for the related obligor and any of its parents or subsidiaries that are obligated with respect to such Portfolio Investment pursuant to its Underlying Instruments (determined on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable), equal to earnings from continuing operations for such period plus (i) interest expense, (ii) income taxes, (iii) depreciation, (iv) amortization, (v) to the extent expressly approved by the Administrative Agent on a Portfolio Investment by Portfolio Investment basis, any other non‑cash charges and organization costs, extraordinary losses in accordance with GAAP or IFRS, one‑time, non‑recurring non‑cash charges and costs and expenses reducing earnings, other extraordinary non‑recurring costs and expenses for such period (to the extent deducted in determining earnings from continuing operations for such period), and (vi) any reasonably identifiable and factually supportable "run rate" cost savings operating improvements, operating expense reductions and synergies that are projected by the borrower of such Portfolio Investment in good faith related to any applicable acquisition, merger or other corporate combinations, provided that such amounts added back under this clause (vi) shall not exceed 20% of EBITDA for any relevant period and are reasonably anticipated to result from actions taken or to be taken within 12 months after the consummation of any change resulting in such add backs.

"Effective Date" has the meaning set forth in Section 2.04.

"Effective Date Letter" means the letter agreement, dated as of the date hereof, by and between the Company and the Administrative Agent.

"Eligibility Criteria" has the meaning set forth in Section 1.03.

"Eligible Assignee" has the meaning set forth in the Second Amendment Effective Date Letter.

"Eligible Currency" means USD and each Permitted Non-USD Currency.

"Eligible Investments" has the meaning set forth in Section 4.01.

"Eligible Participant" has the meaning set forth in the Second Amendment Effective Date Letter.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

"ERISA Event" means that (1) any of the Company or the Parent has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules, (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to any Plan or any ERISA Affiliate has any material liability with respect to any Plan or (3) the Company has any material liability with respect to any Plan.

"EUR Collection Account" means the EUR Interest Collection Account and the EUR Principal Collection Account, collectively.

"EUR Interest Collection Account" means the EUR-denominated account designated as the "EUR Interest Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Interest Proceeds denominated in EUR and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"EUR Principal Collection Account" means the EUR-denominated account designated as the "EUR Principal Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Principal Proceeds denominated in EUR and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"EURIBOR" means, for each Calculation Period relating to an Advance in Euros, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the Euro in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for Euro deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which Euro deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Euro" or "€" means the lawful currency of Participating Member States.

"Euro Zone" means the economic and geographic region consisting of all of the countries within the European Union that incorporate the Euro as their national currency.

"Event of Default" has the meaning set forth in Article VII.

"Excess Interest Proceeds" means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent in the manner set forth in the definitions of the terms "Permitted Distribution," "Permitted Principal Distribution" and "Permitted Tax Distribution", as applicable.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Financing Commitment" means, with respect to each Lender, the cumulative commitment of such Lender to provide Tranche A Advances and Tranche B Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule, or in the Assignment and Assumption as provided in Section 10.06(b), pursuant to which such Lender shall have assumed its Financing Commitment, as applicable.

"First Amendment Effective Date" means January 24, 2023.

"First Amendment Effective Date Letter" means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

"First-Lien Last-Out Loan" means a senior secured loan that would meet the criteria specified in the definition of Senior Secured Loan except as set forth below and, prior to a default or liquidation with respect to such Loan, is entitled to receive payments pari passu with Senior Secured Loans of the same obligor, but following a default or liquidation becomes fully subordinated in right of payments to Senior Secured Loans of the same obligor and is not entitled to any payments until such Senior Secured Loans are paid in full.

"Foreign Lender" means a Lender that is not a U.S. Person.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

"GBP" and "£" mean British Pounds.

"GBP Collection Account" means the GBP Interest Collection Account and the GBP Principal Collection Account, collectively.

"GBP Interest Collection Account" means the GBP-denominated account designated as the "GBP Interest Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Interest Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"GBP Principal Collection Account" means the GBP-denominated account designated as the "GBP Principal Collection Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice for the deposit of Principal Proceeds denominated in GBP and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; (vii) all indebtedness of such Person under any swap, hedge or other similar transaction; and (viii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as contractual surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, "Indebtedness" shall not include (a) a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement, (b) any obligation of such Person to fund any Portfolio Investment constituting a Delayed Funding Term Loan, (c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment or (d) indebtedness of the Company on account of the sale by the Company of the first out tranche of any Portfolio Investment that arises solely as an accounting matter under ASC 860; provided that such indebtedness (i) is nonrecourse to the Company and (ii) would not represent a claim against the Company in a bankruptcy, insolvency or liquidation proceeding of the Company, in each case in excess of the amount sold or purportedly sold.

"Indemnified Person" has the meaning specified in Section 5.03.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning set forth in Section 10.04(b).

"Independent Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Deutsche Bank, Goldman Sachs, Morgan Stanley, UBS and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that any Participation Interest granted to the Company on the Effective Date pursuant to Sale Agreement that has not been elevated to an absolute assignment on or prior to the 30th calendar day (or such longer period of time agreed to by the Administrative Agent in its sole discretion) following the Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.

"Information" means all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5.

"Interest Collection Account" means, collectively, the CAD Interest Collection Account, the GBP Interest Collection Account, the EUR Interest Collection Account and the USD Interest Collection Account, in each case, as set forth on the Transaction Schedule, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or the USD Unfunded Exposure Account or any proceeds therefrom.

"Investment" means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

"IRS" means the United States Internal Revenue Service.

"JPMCB" has the meaning set forth in the introductory section of this Agreement.

"Judgment Currency" has the meaning set forth in Section 10.14.

"Lender Agent Letter" means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Company) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Company).

"Lender Fee Letter" means each letter agreement entered into by and among the Company, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

"Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement.

"Lender Letter Agreement" means any Lender Agent Letter or Lender Fee Letter.

"Leverage Ratio" with respect to any Portfolio Investment and any fiscal quarter, the meaning of "Leverage Ratio" (for such applicable lien or level within the capital structure) or any comparable definition relating to indebtedness in the Underlying Instruments for such Portfolio Investment, in each case giving effect to the netting of cash from such calculation to the extent permitted in such Underlying Instruments (determined based on the most recently ended fiscal quarter for which financial statements are available); provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Leverage Ratio will be calculated on a consolidated basis for the applicable obligor and its consolidated affiliates, without duplication, as the ratio of (a) indebtedness for borrowed money (for such applicable lien or level within the capital structure) to (b) EBITDA in accordance with GAAP or IFRS, as applicable, as determined by the Administrative Agent in its commercially reasonable judgement (and notified to the Collateral Administrator).

"Liabilities" has the meaning set forth in Section 5.03.

"Lien" means any security interest, lien, charge, pledge, preference or encumbrance of any kind, in each case, securing the payment of obligations, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Sale Agreement, the Account Control Agreement, any Assignment and Assumption, any Lender Fee Letter, the Effective Date Letter, the First Amendment Effective Date Letter, the Second Amendment Effective Date Letter, the Third Amendment Upfront Fee and Administrative Agent Fee Letter, the Third Amendment Effective Date Letter, the Management Agreement and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, in each case executed or delivered by the Company or any Affiliate thereof with or in favor of the Administrative Agent and/or one or more of the Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered by the Company or any Affiliate thereof to or in favor of the Administrative Agent and/or one or more of the Lenders in connection with any such amendment, supplement or modification.

"Management Agreement" means the Management Agreement, dated as of the date hereof, by and between the Company and the Portfolio Manager.

"Management Fee" means, with respect to any Interest Payment Date, the fee payable to the Portfolio Manager for services rendered during the related Calculation Period hereunder, which shall be equal to one-fourth of the product of (i) the Management Fee Percentage multiplied by (ii) the average of the values of the aggregate principal amount of the Portfolio Investments (other than Ineligible Investments) on the first day and the last day of the related Calculation Period. For the avoidance of doubt, the Portfolio Manager may waive or defer the payment of any Management Fee in its sole discretion.

"Management Fee Percentage" means 0.50% per annum.

"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination, (i) with respect to any Senior Secured Loan, First-Lien Last-Out Loan or Second Lien Loan, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Senior Secured Loan, First-Lien Last-Out Loan or Second Lien Loan as determined by the Administrative Agent in good faith and in a commercially reasonable manner, subject to the dispute rights set forth below) and (ii) with respect to any other Portfolio Investment and subject to the dispute rights below, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par. In determining the Market Value of a Portfolio Investment in good faith and a commercially reasonable manner to the extent permitted or required to do so above, the Administrative Agent shall take into consideration all relevant information including (i) credit fundamentals of the obligor of such Portfolio Investment (the "Underlying Obligor"), (ii) the business outlook of the Underlying Obligor, (iii) one or more bid-side prices determined by LoanX/Markit Group Limited, if available, (iv) cyclicality of the Underlying Obligor, (v) debt-financed acquisitions by the Underlying Obligor, (vi) corporate actions taken by the Underlying Obligor, (vii) amendments to the Underlying Instruments, (viii) any other factor that the Administrative Agent or its Affiliates would take into consideration when making an investment decision for their own account and/or (ix) changes to the Underlying Obligor's strategy or direction and not solely (but may, for the avoidance of doubt include) (x) changes in market indices and/or (y) the sale of a minority position in such Portfolio Investment in the secondary market.

So long as no Market Value Event has occurred and no Event of Default has occurred and is continuing, the Portfolio Manager on behalf of the Company shall have the right to initiate disputes of the Market Value of Portfolio Investments as set forth in the succeeding two paragraphs; provided that, pending the resolution of such dispute, the Market Value determination of the Administrative Agent shall remain in effect.

If the Portfolio Manager disputes the determination of Market Value with respect to any Non-Syndicated Portfolio Investment, the Portfolio Manager may engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent; provided that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuations, then the valuation for the purposes of this clause shall be equal to the mean of the highest and lowest valuations of such range; provided, further, that the Portfolio Manager may only initiate such disputes with respect to Non-Syndicated Portfolio Investments in accordance with the limitations set forth in the Effective Date Letter.

If the Portfolio Manager disputes the determination of Market Value with respect to any Broadly Syndicated Portfolio Investment, the Portfolio Manager may, at the expense of the Company, seek two written executable bids from Independent Dealers (or, if two bids are not available, one such bid): (i) with respect to Portfolio Investments with an aggregate outstanding principal amount of U.S.$10,000,000 or less, for the full principal amount of such Portfolio Investment and (ii) with respect to Portfolio Investments with an aggregate outstanding principal amount of more than U.S.$10,000,000, for the greater of (x) two-thirds (2/3) of the aggregate outstanding principal amount of such Portfolio Investment and (y) U.S.$10,000,000 and submit evidence of such bid(s) to the Administrative Agent; provided that (I) if the Company provides two executable bids, then the Market Value of such Portfolio Investment shall be equal to the average of such bids and (II) if the Company provides one executable bid, then the Market Value of such Portfolio Investment for the purposes of this clause shall be equal to the average of such bid and market value determined in accordance with the first paragraph of this definition.

The market value of any Portfolio Investment determined in accordance with the immediately preceding two paragraphs will be the Market Value for the applicable Portfolio Investment from and after the Business Day following receipt of notice of such executable bid(s) or valuation by the Administrative Agent until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero, (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Dealer if, in the Administrative Agent's good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide, including due to the insolvency of the Independent Dealer and (D) no valuation provided by a Nationally Recognized Valuation Provider shall be effective unless it is in form and substance acceptable to the Administrative Agent in its sole discretion and takes into account factors commonly used by market participants in conducting valuation processes, including without limitation (i) industry and comparable company analysis, (ii) market yield assumptions, (iii) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment's obligor; (iv) to the extent applicable, historical and prospective material debt-financed acquisitions consummated by the Portfolio Investment's obligor and (v) to the extent applicable, other corporate actions taken by the Portfolio Investment's obligor; provided that, for purposes of determining whether a valuation provided by a Nationally Recognized Valuation Provider is acceptable to it, the Administrative Agent shall take into account the fact that such valuation includes the factors set forth in clauses (D)(i) through (v) above.

The Administrative Agent shall notify the Company, the Portfolio Manager, each Lender and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio on a monthly basis or upon the reasonable request of the Portfolio Manager (but no more frequently than 3 requests per calendar month), and shall notify the Lenders in writing of the then-current Market Value of each Portfolio Investment in the Portfolio upon the reasonable request of any Lender (but no more frequently than 1 request per calendar month). Any notification from the Administrative Agent to the Company that the events set forth in clause (A)(i) of the definition of the term Market Value Event have occurred and are continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

"Market Value Cure" means, on any date of determination, (i) with the consent of the Administrative Agent (not to be unreasonably delayed), the contribution by the Parent of additional Portfolio Investments and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions the Net Advances are less than the product of (a) Net Asset Value and (b) the Market Value Cure Level; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied immediately after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days from the related Trade Date thereof. The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such time period.

"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

"Market Value Cure Level" has the meaning set forth in the Transaction Schedule.

"Market Value Cure Period" means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter; provided that the Market Value Cure Period may be extended for a specified MV Cure Extension Period (as defined in the Effective Date Letter), subject to and in accordance with the Effective Date Letter.

"Market Value Event" means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within fifteen (15) Business Days from the related Trade Date thereof.

"Market Value Trigger" has the meaning set forth in the Transaction Schedule.

"Market Value Trigger Event" means an event that shall have occurred if the Administrative Agent has determined and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Seller or the Portfolio Manager, (b) the ability of the Company, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon (other than a waiver of the application of the Adjusted Applicable Margin), or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment (other than a waiver of the application of the Adjusted Applicable Margin), or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) any increase to the "AR" percentage, (vi) changes any of the provisions of the definition "Reinvestment Period" or (vii) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maturity Extension Request" means a written request by the Company to the Administrative Agent (with a copy to the Collateral Agent) (and with copies forwarded to the Lenders by the Administrative Agent following receipt) to extend the Scheduled Termination Date for a period of one calendar year from the Scheduled Termination Date; provided that (x) the Company may not make a Maturity Extension Request prior to the date that is one calendar year following the Effective Date and (y) no Maturity Extension Request may be made if an Event of Default has occurred and is continuing, a Market Value Event has occurred or, without limitation to the foregoing, the Maturity Date has otherwise occurred.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of the obligor.

"Minimum Funding Amount" means, with respect to the Tranche A Financing Commitment, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below (calculated immediately prior to the increase in the Tranche A Financing Commitment) plus 73.0% of the increase in the Tranche A Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request:

Period Start Date	Period End Date	Minimum Funding Amount
Effective Date	September 25, 2022	0.0% of the Financing Commitment*
September 26, 2022	November 25, 2022	20.0% of the Financing Commitment*
November 26, 2022	January 24, 2023	40.0% of the Financing Commitment*
January 25, 2023	February 25, 2023	U.S.$525,000,000
February 26, 2023	June 5, 2023	U.S.$600,000,000
Second Amendment Effective Date	July 6, 2023	50.0% of the Tranche A Financing Commitment
July 7, 2023	Last day of the Reinvestment Period	74.0% of the Tranche A Financing Commitment

"MV Cure Account" means the account established by the Securities Intermediary in accordance with Section 8.01 and designated as the "MV Cure Account" (and any successor accounts established in connection with the resignation or removal of the Securities Intermediary).

"Nationally Recognized Valuation Provider" means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Houlihan Lokey, (v) Duff & Phelps, (vi) Murray, Devine and Company and (vii) Hilco Global; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that providers may be removed from this definition as and to the extent set forth in the Effective Date Letter.

"Net Advances" means, on any date of determination, the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing (i) Principal Proceeds (other than Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled) and (ii) Excess Interest Proceeds (other than any Excess Interest Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled).

"Net Asset Value" means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment, other than, for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan of (x) the Market Value of such Portfolio Investment (both owned and in respect of which there is an outstanding Purchase Commitment that has traded but has not settled other than Portfolio Investments for which clause (2) of the proviso hereto is applicable) multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the USD Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes. For the avoidance of doubt, if the Trade Date for the sale of a Portfolio Investment has occurred, but the related Settlement Date has not occurred, then the Net Asset Value of such Portfolio Investment shall be calculated in accordance with this definition as if such Portfolio Investment remains owned by the Company until the applicable Settlement Date.

"Non-Call Period" means the period beginning on, and including, the Effective Date and ending on the earlier to occur of (i) the date on which a Non-Call Termination Event occurs and (ii) February 25, 2026 (or, if the Scheduled Termination Date is extended upon a Maturity Extension Request, February 25, 2027).

"Non-Call Termination Event" means an event that occurs at any time during the Non-Call Period if (i) on any Business Day, JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (ii) the Administrative Agent or any Lender makes a claim for increased costs or indemnity pursuant to Section 3.01(f) or Section 3.03(c), (iii) the maturity of the Loans is accelerated following the occurrence of an Event of Default or (iv) (x) the Company has properly delivered at least five (5) Notices of Acquisition during the prior twelve (12) calendar month period and each such Notice of Acquisition satisfied all conditions set forth in this Agreement, (y) the Administrative Agent has failed to approve the Portfolio Investments proposed to be acquired in at least five (5) of such Notices of Acquisition within the time period specified in Section 1.02(c); provided that if the Administrative Agent initially does not approve but then subsequently approves any such Portfolio Investment, it shall be deemed an approval of such Portfolio Investment to the extent that the applicable Portfolio Investment is subsequently purchased by the Company and (z) the proposed Portfolio Investment in respect of each such Notice of Acquisition (I) was with respect to a first lien middle market loan, (II) would have satisfied the Eligibility Criteria as of the applicable date of determination and (III) would have satisfied the Concentration Limitations or, if the Concentration Limitations were not satisfied at the time of such Notice of Acquisition, the Concentration Limitations would have been maintained or improved as of the applicable date of determination if the Portfolio Investment set forth in such Notice of Acquisition had been approved. For purposes of clause (iv) above definition, the Company shall be deemed to have delivered a Notice of Acquisition with respect to each individual Initial Portfolio Investment.

"Non-Syndicated Portfolio Investment" means, on any date of determination, a Portfolio Investment that is not a Broadly Syndicated Portfolio Investment.

"Non-USD Custodial Account" means the Permitted Non-USD Currency-denominated account designated as the "Non-USD Custodial Account" established by the Securities Intermediary and set forth in the related Permitted Non-USD Currency Account Opening Notice to which Portfolio Investments and other financial assets denominated in Permitted Non-USD Currency may be credited and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Notice of Acquisition" has the meaning set forth in Section 1.02(a).

"NYFRB" means the Federal Reserve Bank of New York.

"NYFRB's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term "NYFRB Rate" means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB's Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

"Parent" means Fidelity Private Credit Company LLC.

"Partial Deferrable Obligation" has the meaning set forth in Schedule 3.

"Participant Register" has the meaning specified in Section 10.06(d).

"Participating Member State" means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Participation Interest" means a participation interest in a Loan.

"PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Payment" has the meaning set forth in Section 10.15(c)(i).

"Payment Notice" has the meaning set forth in Section 10.15(c)(ii).

"Permitted Distribution" means, on any Business Day, distributions of (x) Excess Interest Proceeds and/or (y) during the Reinvestment Period only, Principal Proceeds (in either case, at the discretion of the Company) to the Parent (or other permitted equity holders of the Company) or to the Portfolio Manager in respect of accrued and unpaid Management Fees and any other amounts payable by the Company to the Portfolio Manager pursuant to the Management Agreement; provided that amounts may be distributed pursuant to this definition so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) not more than three Permitted Distributions are made in any single Calculation Period; (vi) the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Interest Collection Account to pay outstanding amounts due or payable pursuant to Section 4.05(a) and (b) hereof on the next Interest Payment Date after giving effect to such distribution, (vii) with respect to distributions of Principal Proceeds denominated in a Permitted Non-USD Currency, proportionate Tranche A Advances denominated in such Permitted Non-USD Currency must have been repaid and (viii) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right of the Company to make a Permitted Tax Distribution.

"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Portfolio Investment, the Lien in favor of the Company herein and Liens permitted under the underlying instruments related to such Portfolio Investment, (g) as to any agented Portfolio Investment, Liens in favor of the agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing and (i) as to any loan underlying a Participation Interest, Liens that will be released simultaneously with the execution and delivery of the applicable Sale Agreement pursuant to which such participation agreement is acquired by the Company.

"Permitted Non-USD Currency" means Euros, CAD and GBP.

"Permitted Non-USD Currency Account Opening Notice" has the meaning specified in Section 8.01(b).

"Permitted Non-USD Currency Accounts" means the Permitted Non-USD Currency Custodial Account, the Permitted Non-USD Currency Interest Collection Accounts and the Permitted Non-USD Currency Principal Collection Accounts, collectively.

"Permitted Non-USD Currency Collection Accounts" means the Permitted Non-USD Currency Interest Collections Account and the Permitted Non-USD Currency Principal Collection Accounts, collectively.

"Permitted Non-USD Currency Custodial Account" means the account established by the Securities Intermediary to which Portfolio Investments and other financial assets denominated in any Permitted Non-USD Currency may be credited, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Permitted Non-USD Currency Equivalent" means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

"Permitted Non-USD Currency Interest Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency for the deposit of Interest Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Permitted Non-USD Currency Principal Collection Accounts" means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency for the deposit of Principal Proceeds denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Permitted Principal Distribution" means, on any Business Day following the Reinvestment Period, distributions of Principal Proceeds to the Parent (or other permitted equity holders of the Company); provided that amounts may be distributed pursuant to this definition so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Principal Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Principal Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Principal Distribution), (iv) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) not more than three Permitted Principal Distributions are made in any single Calculation Period, (vi) each of the Concentration Limitations is satisfied on the date of such Permitted Principal Distribution (and will continue to be satisfied after giving effect to such Permitted Principal Distribution), (vii) on the date of such Permitted Principal Distribution, the Company has prepaid a principal amount of Advances in accordance with clause (f) of the Priority of Payments at least equal to 90% of available Principal Proceeds (if such Permitted Principal Distribution does not occur on an Interest Payment Date, after giving pro forma effect to clauses (a), (b), (c), (e)(ii) and (f) of the Priority of Payments on the next succeeding Interest Payment Date (or the Maturity Date, if applicable)), (viii) if the date of such Permitted Principal Distribution is not an Interest Payment Date, the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Interest Collection Account to pay outstanding amounts due or payable pursuant to Section 4.05(a) and (b) hereof on the next Interest Payment Date after giving effect to such distribution, (ix) with respect to distributions of Principal Proceeds denominated in a Permitted Non-USD Currency, proportionate Tranche A Advances denominated in such Permitted Non-USD Currency must have been repaid and (x) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Principal Distribution set forth herein are satisfied. Nothing in this definition shall limit the right of the Company to make a Permitted Tax Distribution.

"Permitted Tax Distribution" means distributions to the Parent (from the Collection Account or otherwise) (I) with respect to any taxable period for which the Parent is a disregarded entity or partnership for U.S. federal income tax purposes, in an amount equal to the product (x) the taxable income of the Company for such taxable period, and (y) the highest combined marginal federal, state and local income tax rate applicable to any direct or indirect equity owner in the Parent for such taxable period, and (II) with respect to any taxable period for which the Parent qualifies as a regulated investment company for U.S. federal income tax purposes, to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company's liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company's liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) and (iii), calculated assuming that the Company had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only from Excess Interest Proceeds and, prior to the last day of the Reinvestment Period, Principal Proceeds, so long as (i) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Tax Distribution), (ii) the Company gives at least ten (10) Business Days prior notice to the Administrative Agent, the Collateral Agent and the Collateral Administrator setting forth the calculation of any Permitted Tax Distributions with respect to the Parent and, to the extent of distributions described in (II) above, certifying that the Parent remains a "regulated investment company" under the Code, (iii) solely with respect to any Permitted Tax Distributions made on or after August 25, 2023, if any such Permitted Tax Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent) and (iv) the Company and the Administrative Agent have confirmed in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that clause (B)(i) hereof is satisfied.

"Permitted Working Capital Lien" has meaning set forth in the definition of "Senior Secured Loan".

"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

"Portfolio" means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

"Portfolio Investment Material Event" means (i) any default in respect of a Portfolio Investment as a result of (A) a failure to make any payment of principal or interest due thereunder, (B) a breach of any financial covenant applicable thereto, (C) a bankruptcy or insolvency event thereunder, (D) a failure to perfect or maintain the perfection of any security interest or lien granted thereunder with respect to a material portion of the collateral thereunder or (E) a change of control event thereunder; (ii) any acceleration of indebtedness under a Portfolio Investment in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in such Underlying Instruments) or (iii) any other event or circumstance with respect to a Portfolio Investment or the related obligor that is (in the determination of the Company or the Portfolio Manager taking into account the circumstances at the time that the Company or the Portfolio Manager receives notice of such event or circumstance) material to the credit quality of the Portfolio Investment or the creditworthiness of the related obligor.

"Portfolio Investments" has the meaning set forth in the introductory section of this Agreement.

"Portfolio Manager" has the meaning set forth in the introductory section of this Agreement.

"Possessory Collateral" has the meaning set forth in the definition of Deliver.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Principal Collection Account" means, collectively, the CAD Principal Collection Account, the GBP Principal Collection Account, the EUR Principal Collection Account and the USD Principal Collection Account, in each case, as set forth on the Transaction Schedule, and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Principal Proceeds" means all amounts received with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the USD Unfunded Exposure Account.

"Priority of Payments" has the meaning set forth in Section 4.05.

"Proceeding" has the meaning set forth in Section 10.07(b).

"Purchase" means each acquisition of a Portfolio Investment by the Company (other than by Substitution), including, for the avoidance of doubt, by way of a contribution or a grant of a Participation Interest pursuant to the Sale Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Recurring Revenue Loan" means a Loan underwritten based on the definition of "annualized recurring revenue" (or an equivalent term) in the Underlying Instruments, or if no such definition exists in such Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues, including, without limitation, software as a service subscription revenue, and designated as a Recurring Revenue Loan by the Portfolio Manager in connection with the initial approval by the Administrative Agent (or deemed approval, in the case of the Initial Portfolio Investments) of such Loan in accordance with the Agreement.

"Reference Rate" means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Tranche A Advances denominated in CAD and related calculations, Adjusted Term CORRA, (iii) with respect to Tranche A Advances denominated in GBP and related calculations, Daily Simple SONIA and (iv) with respect to Tranche A Advances denominated in Euros and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Administrator), and such determination shall be conclusive absent manifest error.

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) August 25, 2027, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent terminates; provided that, if the Scheduled Termination Date is extended upon a Maturity Extension Request, the date set forth in clause (i) above shall automatically be extended by a period of one calendar year.

"Related Parties" has the meaning set forth in Section 9.01.

"Relevant Governmental Body" means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

"Request for Advance" has the meaning set forth in Section 2.03(d).

"Required Lenders" means, on any date, (a) JPMCB and its Affiliates and their respective successors in interest (in each case, so long as such Person is a Lender hereunder) and (b) the other Lenders (other than any Defaulting Lender), if any, holding, together with the Persons set forth in clause (a) above, 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments as such date (other than outstanding Advances of Defaulting Lenders as of such date excluded pursuant to this clause (b)).

"Responsible Officer" means (i) with respect to the Collateral Agent or the Securities Intermediary, any officer of such Person customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and in each case having direct responsibility for the administration of this Agreement and (ii) with respect to the Collateral Administrator, any officer thereof customarily performing functions with respect to collateral administration matters and, with respect to a particular matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement.

"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

"Reuters" means Thomson Reuters Corp., Refinitiv or any successor thereto.

"Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

"Sale Agreement" has the meaning set forth in the introductory section of this Agreement.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, the Crimea region of Ukraine).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person that is otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) any other relevant sanctions authority.

"Second Amendment Effective Date" means June 6, 2023.

"Second Amendment Effective Date Letter" means the letter agreement, dated as of the Second Amendment Effective Date, by and between the Company and the Administrative Agent.

"Second Lien Loan" means a Loan that (i) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) under Applicable Law (other than a Loan that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan (including based on enterprise value), together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow), on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by the same collateral.

"Secured Obligation" has the meaning set forth in Section 8.02(a).

"Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"Seller" has the meaning set forth in the introductory section of this Agreement.

"Senior Secured Loan" means any Loan, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Facility under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar Loans) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan (including based on enterprise value), together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow), on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other Loans of equal or higher seniority secured by a first priority Lien over the same collateral.

"Settlement Date" has the meaning set forth in Section 1.03.

"SOFR" means the Secured Overnight Financing Rate.

"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator's Website.

"SONIA Administrator" means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator's Website" means the Bank of England's website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"Spot Rate" means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and any Permitted Non-USD Currency and the calculations made pursuant to Section 1.08(b), the applicable currency-USD rate available through the ~~Citibank, N.A.'s~~State Street Bank and Trust Company's banking facilities (or, if ~~Citibank, N.A.~~State Street Bank and Trust Company has notified the Administrative Agent and the Company that it will no longer provide such services or if ~~Citibank, N.A.~~State Street Bank and Trust Company or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Permitted Non-USD Currency, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication used by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by Administrative Agent with notice to the Collateral Administrator. The determination of the Spot Rate shall be conclusive absent manifest error and neither the Collateral Agent nor the Collateral Administrator shall be liable for the conversion rate.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that notwithstanding any provision herein to the contrary, the term "Subsidiary" shall not include any Person that constitutes an investment held by the Company in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Company.

"Substitute Portfolio Investment" has the meaning specified in Section 1.06.

"Substitution" has the meaning specified in Section 1.06.

"Substitution Date" has the meaning specified in Section 1.03.

"TARGET2 Settlement Day" means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term CORRA" means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term CORRA Determination Date; provided, further, that, in the event that Term CORRA is less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

"Term CORRA Adjustment" means a percentage equal to 0.32138% (32.138 basis points).

"Term CORRA Administrator" means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

"Term CORRA Determination Date" means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

"Term CORRA Reference Rate" the forward-looking term rate based on CORRA.

"Term SOFR Rate" means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

"Third Amendment Effective Date" means September 12, 2024.

"Third Amendment Effective Date Letter" means the letter agreement, dated as of the Third Amendment Effective Date, by and between the Company and the Administrative Agent.

"Third Amendment Upfront Fee and Administrative Agent Fee Letter" means the letter agreement, dated as of the Third Amendment Effective Date, by and between the Company and the Administrative Agent.

"Trade Date" has the meaning set forth in Section 1.03.

"Tranche" means the Tranche A Advances or the Tranche B Advances, as applicable.

"Tranche A Advances" means all Advances made by the Lenders as part of the Tranche A Financing Commitment upon the terms set forth in this Agreement.

"Tranche A Financing Commitment" means any Tranche A Financing Commitment of the Lenders set forth in Schedule 1 hereto.

"Tranche B Advances" means all term Advances due on the Maturity Date made by the Lenders as part of the Tranche B Financing Commitment and upon the terms set forth in this Agreement.

"Tranche B Financing Commitment" means any Tranche B Financing Commitment of the Lenders set forth in Schedule 1 hereto.

"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.

"UCC" means the Uniform Commercial Code in effect in the State of New York.

"Uncertificated Security" has the meaning set forth in the UCC.

"Underlying Instruments" means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan.

"Unfunded Exposure Equity Amount" means on any date of determination, an amount equal to (i) the Unfunded Exposure Amounts with respect to all Delayed Funding Term Loans in excess of (ii) (A) the Collateral Principal Amount multiplied by (B) 2.5%.

"Unfunded Exposure Shortfall Amount" means, on any date of determination, (i) prior to the date two (2) Business Days prior to the end of the Reinvestment Period, an amount equal to the greater of (x) 0 and (y) the Unfunded Exposure Equity Amount for all Portfolio Investments minus the amounts on deposit in the USD Unfunded Exposure Account, and (ii) on and after the date two (2) Business Days prior to the end of the Reinvestment Period, an amount equal to the greater of (x) 0 and (y) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the amounts on deposit in the USD Unfunded Exposure Account.

"USD" and "$" mean U.S. dollars.

"USD Collateral Accounts" has the meaning set forth in Section 8.01(a).

"USD Collection Account" means the USD Interest Collection Account and the USD Principal Collection Account, collectively.

"USD Custodial Account" means the USD-denominated account designated as the "USD Custodial Account" established by the Securities Intermediary and denominated in USD with the account number set forth on the Transaction Schedule to which Portfolio Investments and other financial assets denominated in USD may be credited and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"USD Interest Collection Account" means the USD-denominated account designated as the "USD Interest Collection Account" established by the Securities Intermediary and denominated in USD with the account number set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"USD Principal Collection Account" means the USD-denominated account designated as the "USD Principal Collection Account" established by the Securities Intermediary established by the Securities Intermediary and denominated in USD with the account number set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"USD Unfunded Exposure Account" means the account established by the Securities Intermediary in accordance with Section 8.01 for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and designated as the "Unfunded Exposure Account" (and any successor accounts established in connection with the resignation or removal of the Securities Intermediary).

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f).

"Working Capital Facility" means a revolving lending facility or "first out" tranche secured on a first lien basis by all or a portion of the assets of the related obligor, the obligor's Leverage Ratio in respect of which (determined based on the aggregate funded amount thereof to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (as calculated in accordance with the related Underlying Instruments)) does not exceed 1.0x (or such larger ratio as the Administrative Agent may agree in its sole discretion).

ArtiCLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01. Purchases of Portfolio Investments. On the Effective Date, the Company shall acquire the Initial Portfolio Investments from the Seller pursuant to the Sale Agreement, subject to the conditions specified in this Agreement. From time to time during the Reinvestment Period, the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company's account, all on and subject to the terms and conditions set forth herein.

SECTION 1.02. Procedures for Purchases and Related Advances.

(a) Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (in each case, a "Purchase Commitment"), the Portfolio Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a "Notice of Acquisition"). No Notice of Acquisition shall be required to be delivered in respect of any Initial Portfolio Investment, and the execution of the Sale Agreement shall constitute the "Purchase Commitment" in respect thereof.

(b) Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request to the extent such information is reasonably available to the Portfolio Manager.

(c) Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of the Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith; provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition; provided further that if the Administrative Agent does not confirm the Portfolio Manager designation of a Loan as a Recurring Revenue Loan in its approval or notifies the Portfolio Manager that it believes that a Loan not so designated by the Portfolio Manager is a Recurring Revenue Loan, such Loan will be deemed to not be approved until such time as the Administrative Agent and the Portfolio Manager agree on the treatment of such loan in writing (which may be by email). Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of thirty (30) days.

(d) The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

(e) To the extent that the Administrative Agent has approved a Notice of Acquisition with respect to a Portfolio Investment, the Settlement Date for such Portfolio Investment has not yet occurred and there has been a change of the financial sponsor for such Portfolio Investment (and no other change to the terms thereof), the Administrative Agent shall use commercially reasonable efforts to provide a response to any revised Notice of Acquisition including the change of financial sponsor with respect thereto within two (2) Agent Business Days of its receipt of such revised Notice of Acquisition.

SECTION 1.03. Conditions to Purchases.

No Purchase Commitment, Purchase or Substitution shall be entered into or made unless each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion) as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment's "Trade Date") or, in the case of a Substitution, the date on which the Company consummates a Substitution (the "Substitution Date"):

(1) the information contained in the Notice of Acquisition accurately describes (including, for the avoidance of doubt, any notice provided pursuant to Section 1.02(e)), in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the "Eligibility Criteria");

(2) with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than the date that is ten (10) Business Days after such Trade Date;

(3) no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), has occurred and is continuing (unless, in the case of a Default, such Default would be cured by such asset purchase or Substitution and no other Default or Event of Default has occurred and is continuing (in each case, as determined by the Administrative Agent in its commercially reasonable judgment)), and the Reinvestment Period has not otherwise ended; and

(4) immediately after giving pro forma effect to the Purchase of such Portfolio Investment and the related Advance or such Substitution, the Borrowing Base Test is satisfied.

If the above conditions to a Purchase Commitment, a Purchase or Substitution are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Collateral Agent and the Collateral Administrator, the date on which such Purchase or Substitution (if any) shall settle (the "Settlement Date" for such Portfolio Investment). Promptly following the Settlement Date for a Portfolio Investment (or, in the case of an Initial Portfolio Investment that is a Participation Interest, the date on which such Participation Interest is elevated to a full assignment) and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Collateral Agent shall provide to the Administrative Agent a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04. Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that so long as (x) immediately prior to such sale or other disposition, no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing (unless, in the case of a Default, such Default will be cured by such asset sale and no other Default or Event of Default has occurred and is continuing) and (y) after giving effect thereto, no Market Value Trigger Event and no Default or Event of Default will occur (a), subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without such consent so long as the sale of such asset by the Company shall be on an arm's-length basis at fair market value and in accordance with the Portfolio Manager's standard market practices, (b) the Company may sell, transfer or dispose of Portfolio Investments in accordance with the Sale Agreement in the event a breach of certain representations, warranties, undertakings or covenants made by the Seller with respect thereto as specified therein, (c) the Company may effect Substitutions in accordance with Section 1.06 and (d) the Company may sell, transfer or dispose of Portfolio Investments at a price at least equal to par to the extent required by the terms of the applicable underlying documents. In addition, (a) within two (2) Business Days of any Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence and to the limitations in the last sentence of this paragraph, shall sell to the Parent or an Affiliate thereof such Delayed Funding Term Loan and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within two (2) Business Days of any other Portfolio Investment becoming an Ineligible Investment, the Company shall, subject to clauses (x) and (y) in the immediately preceding sentence and to the limitations in the last sentence of this paragraph, sell to the Parent or an Affiliate thereof such Portfolio Investment. In addition and without limitation to the foregoing restrictions, but without limiting sale permitted pursuant to clause (b) of the second immediately preceding sentence, the sum of the principal balance of (i) all Affiliate Portfolio Investments (other than Defaulted Obligations) sold by the Company to the Parent, or any Affiliate thereof, or released to the Parent as a dividend, shall not exceed twenty percent (20%) of the Affiliate Purchased Investment Balance and (ii) all Affiliate Portfolio Investments which are Defaulted Obligations sold by the Company to the Parent, or any Affiliate thereof, or released to the Parent as a dividend, shall not exceed ten percent (10%) of the Affiliate Purchased Investment Balance.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent's standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. With respect to any sale of a Portfolio Investment the trade date of which was prior to the occurrence of an Event of Default or Market Value Event, as applicable, and the settlement date is scheduled to occur on a date following such Event of Default or Market Value Event, the Administrative Agent shall consent to such sale so long as all applicable criteria set forth in the immediately preceding paragraph were satisfied as of the trade date for such sale. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale.

Any prepayments made pursuant to the immediately preceding paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(b).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i) notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments; and

(ii) direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent's judgment (acting reasonably):

(A) either:

(x) the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y) the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company's attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Additional Equity Contributions.

Notwithstanding anything in this Agreement to the contrary, the Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, in connection with a Market Value Cure, satisfying any Borrowing Base Test, enabling the acquisition or sale of any Portfolio Investment or satisfying any conditions under Section 2.04. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of a Portfolio Investment that satisfies all of the Eligibility Criteria and the Concentration Limitations and could otherwise be sold to the Company in compliance with this Agreement.

SECTION 1.06. Substitutions.

The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as the Company has submitted a Notice of Acquisition and all other applicable conditions precedent set forth in Section 1.03 have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the aggregate outstanding balance of Portfolio Investments in the Portfolio subject to a Substitution, together with the aggregate outstanding balance of Portfolio Investments sold to the Seller by the Company, exceed 20% of the Affiliate Purchased Investment Balance measured as of the date of such sale.

SECTION 1.07. Certain Assumptions relating to Portfolio Investments.

(a) For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

(b) For all purposes hereunder (including, without limitation, Section 3.01(d) and Section 4.07(a), in each case subject to the limitations and qualifications set forth in each such section), (i) each Advance made shall be a Tranche A Advance or a Tranche B Advance as indicated by the Portfolio Manager in the applicable Request for Advance, subject to the availability of the Tranche A Financing Commitment, and (ii) each partial prepayment of Advances and/or partial cancellation or termination in full of the Financing Commitments shall relate to Tranche A Advances and/or the Tranche A Financing Commitment and to Tranche B Advances and/or the Tranche B Financing Commitment as set forth in Section 4.07. The information set forth in the Register with respect to the Tranche A Advances and the Tranche B Advances shall be binding absent manifest error.

SECTION 1.08. Currency Equivalents. (a) Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations under the Loan Documents, (i) the principal amount of all Portfolio Investments denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (iii) for the purposes of Net Advances and the Borrowing Base Test, the outstanding aggregate principal amount of Tranche A Advances denominated in a Permitted Non-USD Currency shall be calculated into the USD equivalent at the Spot Rate in accordance with the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b) Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency).

ARTICLE II
THE AdvanceS

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Tranche A Advances, in an Eligible Currency, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment (or such Lender's Financing Commitment relating to the applicable Permitted Non-USD Currency). Subject to the terms and conditions set forth herein, on the Second Amendment Effective Date or on a Commitment Increase Date with respect to Tranche B Financing Commitment, each Lender hereby severally agrees to make available to the Company Tranche B Advances, in USD, in an aggregate amount outstanding not exceeding the amount of such Lender's Tranche B Financing Commitment. The Financing Commitments shall terminate on the earliest of (a) the Maturity Date and (b) the occurrence of a Market Value Event. Any unused Tranche A Financing Commitments shall be terminated on the last day of the Reinvestment Period as provided in Section 4.07(d).

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) both the related Trade Date and Settlement Date and/or (ii) the Advance date, as applicable, the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b) Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter otherwise for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

(c) Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition, to make advances to the obligor of Delayed Funding Term Loans in accordance with the Underlying Instruments relating thereto, to make deferred purchase price payments to the Seller in respect of Portfolio Investments previously contributed by the Seller to make a distribution to the Parent or to make a Permitted Distribution in accordance with the requirements of this Agreement; provided that, if the proceeds of an Advance are deposited in the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account as provided in Section 3.01 prior to or on the expected Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related expected Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds on such date as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose except as expressly set forth in the Effective Date Letter. Notwithstanding the foregoing, if the purchase price of a Portfolio Investment with respect to which a Notice of Acquisition has been approved by the Administrative Agent and which could otherwise have been acquired with the proceeds of a related Advance in compliance with Section 2.05 and the other applicable requirements of this Agreement is instead paid by the Parent or its Affiliate on the designated Settlement Date, the Company may use the proceeds of such Advance to repay the Parent or such Affiliate for the amount of the purchase price for such Portfolio Investment advanced by such Person.

(d) With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01; provided that all Tranche B Financing Commitments shall be fully funded on (i) the Second Amendment Effective Date and (ii) subject to the conditions set forth in Section 2.06, any Commitment Increase Date with respect to Tranche B Advances. Any requested Advance shall be in an amount such that, immediately after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e) If any Lender becomes a Defaulting Lender, all or any part of any Advance not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who notify the Administrative Agent in writing (including via email) that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender's outstanding Advances and unfunded commitments hereunder to exceed its Financing Commitment.

(f) If, on any date of determination prior to the second Business Day before the last day of the Reinvestment Period, there exists an Unfunded Exposure Shortfall Amount, the Company shall (i) request a Tranche A Advance and, if the conditions to such Tranche A Advance are satisfied and such Tranche A Advance is made in accordance with this Agreement, deposit the proceeds thereof in the USD Unfunded Exposure Account, and/or (ii) deposit cash from other sources into the USD Unfunded Exposure Account in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall Amount. If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Amount, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested a Tranche A Advance on such date, and the Lenders that have made Tranche A Financing Commitments shall make a corresponding Tranche A Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the USD Unfunded Exposure Account equal to the least of (i) the aggregate Unfunded Exposure Amount, (ii) the Tranche A Financing Commitments in excess of the aggregate principal amount of the outstanding Tranche A Advance and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Tranche A Advance; provided that, if the Company provides evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan, then so long as such cash is deposited in accordance with the succeeding sentence, the amount of any such Tranche A Advance shall be reduced by the amount of such funds. The Company shall cause (x) the proceeds of such Tranche A Advance to be deposited into the USD Unfunded Exposure Account on the last day of the Reinvestment Period and (y) cash from other sources that are available in accordance with the terms of this Agreement referred to in the immediately preceding sentence to be deposited into the USD Unfunded Exposure Account not later than one Business Day prior to the last day of the Reinvestment Period, such that the aggregate amounts under clauses (x) and (y) above (together with amounts already on deposit in the USD Unfunded Exposure Account) equal or exceed the aggregate Unfunded Exposure Amount.

SECTION 2.04. Conditions to Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the "Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion): Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the Loan Documents that are dated as of the date of this Agreement have been executed and are in full force and effect.

(c) Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of special counsel for the Company, the Portfolio Manager, the Parent and the Seller, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request (including, without limitation, certain bankruptcy matters) in writing.

(d) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Seller and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Seller and the Portfolio Manager and any other legal matters relating to the Company, the Seller, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Effective Date, including the fee payable pursuant to Section 4.03(e) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f) PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent or any Lender, the Administrative Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g) Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder and the backup security interest of the Company in the Portfolio Investments acquired by it pursuant to the Sale Agreement.

(h) Certain Acknowledgements. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor (except with respect to any Lien described in clause (j) below) which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(i) Officer's Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(4) and 2.05(6) have been satisfied on and as of the Effective Date.

(j) Initial Portfolio Investments. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that the initial Purchases of Initial Portfolio Investments contemplated by the Sale Agreement shall have been consummated in accordance with the terms thereof and that all Liens on any Initial Portfolio Investments have been released (or will be released prior to or simultaneously with the funding of the Advance made to acquire the Initial Portfolio Investments).

(k) Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in writing (including via email) in its sole discretion) as of the proposed date of such Advance:

(1) the Effective Date shall have occurred;

(2) the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3) no Market Value Event has occurred;

(4) no (x) Default in respect of an event specified in clause (a), (d), (e), (f) or (m) of the definition of the term "Event of Default" has occurred and is continuing and (y) no Event of Default has occurred and is continuing;

(5) the Reinvestment Period has not ended;

(6) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7) immediately after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Borrowing Base Test is satisfied;

(y) the aggregate principal balance of Advances then outstanding will not exceed the aggregate limit for Advances set forth in the Transaction Schedule; and

(z) in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$1,000,000; provided that the amount of the initial Advance on the Effective Date shall be not less than U.S.$40,366,819.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Commitment Increase Option.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Tranche A Financing Commitment or the Tranche B Financing Commitment to up to $~~1,000,000,000~~1,500,000,000 (cumulatively, in the aggregate), subject to satisfaction (or waiver by the Administrative Agent in writing (including via email) in its sole discretion) of the following conditions precedent:

(a) the Administrative Agent (in its sole discretion and subject to the condition set forth in the First Amendment Effective Date Letter) approves in writing (which may be by email) such Commitment Increase Request;

(b) no Market Value Event shall have occurred and no Default or Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c) the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e) no commitment reduction shall have occurred pursuant to Section 4.07(a) in connection with the occurrence of a Non-Call Termination Event prior to the Commitment Increase Date;

(f) the Company shall have paid to the applicable Lenders on the Commitment Increase Date an upfront fee in an aggregate amount and in the manner specified in the Effective Date Letter (and, with respect to each Lender that is party to a Lender Fee Letter, in the amount specified in such Lender Fee Letter);

(g) any Commitment Increase Request shall be in an amount not less than $50,000,000; and

(h) receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04 (d) and (f)(ii) on the Effective Date.

Each increase to the Financing Commitment of the Lenders on a Commitment Increase Date shall be allocated to JPMCB and any Affiliate thereof that is a Lender in the amount(s) designated by such Lenders to the Administrative Agent. Any portion of such increase remaining after allocation in accordance with the immediately preceding sentence (and after allocation of such increase to any additional lender providing all or a portion of such increase) shall be allocated to the Lenders that have notified the Administrative Agent that they wish to participate in such increase on a pro rata basis (determined without giving effect to the Financing Commitments of JPMCB and its Affiliates).

SECTION 2.07. Replacement of Lenders.

If any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(c) such assignment does not conflict with applicable law;

(d) such assignee shall not be an Affiliate of the Company, the Portfolio Manager or the assigning Defaulting Lender; and

(e) the Company shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE Advances

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in USD (or, in the case of Tranche A Advances made to Purchase Portfolio Investments denominated in a Permitted Non-USD Currency, in such Permitted Non-USD Currency) on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Tranche A Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account); provided that the Company hereby directs the Lenders to pay proceeds of the Advance to be made on the Effective Date in the amount specified in the Effective Date Letter in accordance with the instructions set forth in the Effective Date Letter. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, including without limitation Section 4.07, the Company may borrow and prepay Tranche A Advances and Tranche B Advances. The Company may, during the Reinvestment Period, repay and reborrow Tranche A Advances in an amount up to the aggregate Tranche A Financing Commitments of the Lenders.

Payment of proceeds of any Advance or portion thereof by the Lenders in accordance with the instructions set forth in the Effective Date Letter will constitute the making of the applicable Advance (or portion thereof, as applicable) to the Company for all purposes and all obligations of the Lenders to make such Advance(or portion thereof) shall be satisfied thereby.

(b) Interest on the Advances. Subject to Section 3.02, all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus, in each case, the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default pursuant to clause (a), (d), (e) or (f) of Article VII, all outstanding Advances and any accrued and unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the applicable Reference Rate for each Calculation Period in effect plus, in each case, the Adjusted Applicable Margin; provided further that, solely for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount and the interest rate in respect of the positive difference between the Minimum Funding Amount and the aggregate outstanding amount of the Advances shall be deemed to be the Applicable Margin for Advances set forth on the Transaction Schedule (or, if applicable pursuant to the first proviso above, the Adjusted Applicable Margin) minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(d). For purposes of the foregoing, Reference Rate for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Reference Rate as determined on each day during such Calculation Period in respect of Tranche A Advances denominated in GBP.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the "Register") in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum paid by the Company for the account of the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d) Pro Rata Treatment. Subject to Section 4.05, except as otherwise provided herein or in any Lender Letter Agreement, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to any Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the related Advances shall (i) bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the applicable Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule (or the Adjusted Applicable Margin, if applicable) or (ii) if such Advances are denominated in a Permitted Non-USD Currency, at the option of the Company, be converted into USD.

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the market for any Reference Rate any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (z) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount reasonably deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f) (including, without limitation, the transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates if such transfer would so avoid the need to pay, or reduce the amount of, such increased amounts); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above, this clause (f) or Section 3.03(c), (B) is a Defaulting Lender under clause (a) of the definition of such term (or, in the case of a requirement to assign or delegate interests, rights and obligations as set forth below, is otherwise a Defaulting Lender) or (C) does not consent to a Material Amendment consented to by the Administrative Agent and the Required Lenders, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign); provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment.

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

SECTION 3.02. Interest Rate Unascertainable, Inadequate or Unfair. If, prior to the commencement of any Calculation Period for an Advance:

(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the related Reference Rate (including because any applicable screen rate is not available or published on a current basis) for such Calculation Period; or

(ii)
the Administrative Agent is advised by the Required Lenders that the related Reference Rate for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period;

then the Administrative Agent shall give notice thereof to the Company, the Portfolio Manager, the Collateral Agent, the Collateral Administrator and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company, the Portfolio Manager, the Collateral Agent, the Collateral Administrator and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance in the applicable Eligible Currency is requested to be made by the Lenders or is then outstanding, it shall thereupon (i) if such Advance is denominated in USD, (x) if adequate and reasonable means exist (determined by the Administrative Agent in its commercially reasonable judgment) for ascertaining whether Daily Simple SOFR and Daily Simple SOFR adequately and fairly reflects the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance), bear interest at a per annum rate equal to Daily Simple SOFR and (y) if adequate and reasonable means does not exist (determined by the Administrative Agent in its commercially reasonable judgment) for ascertaining whether Daily Simple SOFR or Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance), constitute a Base Rate Advance (ii) if such Advance is denominated in a Permitted Non-USD Currency, constitute a Base Rate Advance or (iii) if such Advance is denominated in a Permitted Non-USD Currency, at the option of the Company, be converted to an Advance denominated in USD.

SECTION 3.03. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances and the Administrative Agency Fee shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Lender and Agent, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or Agent or required to be withheld or deducted from a payment to such Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on a Lender's behalf, or by an Agent on its own behalf, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii) an executed IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E) The Administrative Agent shall deliver to the Company an electronic copy of an IRS Form W-9 upon becoming a party under this Agreement. The Administrative Agent represents to the Company that it is a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1 and a "U.S. financial institution" within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after‑Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01. Interest Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account all Interest Proceeds received by it promptly upon (and, in any event, within 2 Business Days following) receipt thereof in accordance with the written direction of the Portfolio Manager.

Interest Proceeds shall be retained in the Interest Collection Account and held in cash and/or, with respect to Interest Proceeds denominated in USD only, invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Cash Equivalents denominated in USD selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) ("Eligible Investments"). Eligible Investments shall mature no later than the end of the then-current Calculation Period. For the avoidance of doubt, any amounts on deposit in any Permitted Non-USD Currency Interest Collection Account shall remain uninvested.

Interest Proceeds on deposit in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments or transfers in accordance with this Agreement or (ii) to make Permitted Distributions, Permitted Principal Distributions or Permitted Tax Distributions in accordance with this Agreement.

SECTION 4.02. Principal Proceeds. The Company shall notify the obligor (or the relevant agent under the applicable Underlying Instruments) with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager.

All Principal Proceeds shall be retained in the Principal Collection Account and held in cash and/or, with respect to Principal Proceeds denominated in USD only, invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. For the avoidance of doubt, any amounts on deposit in any Permitted Non-USD Currency Principal Collection Account shall remain uninvested.

Principal Proceeds on deposit in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company or the Portfolio Manager on its behalf (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments or transfers in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to make Permitted Distributions, Permitted Principal Distributions or Permitted Tax Distributions in accordance with this Agreement, in each case with prior notice to the Administrative Agent.

For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee; Administrative Agency Fee.

(a) The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Lenders on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the fifth (5th) Business Day after the last day of each Calculation Period.

(c)(i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments only to the extent required pursuant to Section 4.07) in whole or in part (A) upon the occurrence of a Non-Call Termination Event, (B) in connection with a Market Value Cure or (C) on any Business Day without regard to clauses (A) and (B). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment; provided, that to the extent any currency exchange is required to make such prepayment, such notice shall be delivered not later than 2:00 p.m., New York City time, three (3) Business Days before the date of such. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid and, if applicable, contain an instruction to the Collateral Agent to perform a currency exchange. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000 (or, if less, the aggregate outstanding amount thereof). Prepayments shall be accompanied by accrued and unpaid interest; provided that, if a prepayment does not occur on an Interest Payment Date, the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Interest Collection Account to pay outstanding amounts which are due and payable prior to the repayment of Advances pursuant to Section 4.05(a) hereof on the next Interest Payment Date after giving effect to such prepayment.

(ii) At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the actual breakage loss, cost or expense of its funding at the applicable Reference Rate for the related Calculation Period.

(d) The Company agrees to pay to the Lenders (other than a Defaulting Lender) a commitment fee (the "Commitment Fee") in accordance with the Priority of Payments in the aggregate amount specified in the Third Amendment Effective Date Letter (or, with respect to each Lender that is party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter). Accrued and unpaid Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Lenders on the date of this Agreement an upfront fee in the aggregate amount specified in the Effective Date Letter. The Company agrees to pay the Administrative Agent on or prior to the First Amendment Effective Date an upfront fee in the aggregate amount specified in the First Amendment Effective Date Letter. The Company agrees to pay the Administrative Agent on or prior to the Third Amendment Effective Date an upfront fee in the aggregate amount specified in the Third Amendment Upfront Fee and Administrative Agent Fee Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c) and the definitions of the terms "Permitted Distribution" and "Permitted Principal Distribution". All such prepayments shall be accompanied by accrued and unpaid interest; provided that, if a prepayment does not occur on an Interest Payment Date, either (i) such prepayment shall be subject to the payment of administrative expenses due and payable on the next succeeding Interest Payment Date which are payable prior to the repayment of Advances pursuant to Section 4.05 or (ii) the Portfolio Manager shall certify that there will be sufficient amounts remaining in the Interest Collection Account to pay outstanding administrative expenses which are payable prior to the repayment of Advances pursuant to Section 4.05 hereof on the next Interest Payment Date after giving effect to such prepayment.

(g) The Company agrees to pay the Lenders on the date on which a Maturity Extension Request is effective a fee equal to the percentage of the Financing Commitment as of the date of such Maturity Extension Request specified in the Effective Date Letter (or, with respect to each Lender that is party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter). The payment of such fee on such date shall be a condition precedent to the effectiveness of the extension of the Scheduled Termination Date and the Reinvestment Period pursuant to such Maturity Extension Request.

(h) From and following the Third Amendment Effective Date, the Company agrees to pay to the Administrative Agent a fee (the "Administrative Agency Fee") in an amount set forth in the Third Amendment Upfront Fee and Administrative Agent Fee Letter during the period from and including the Third Amendment Effective Date to but excluding the Scheduled Termination Date. Accrued Administrative Agency Fees shall be payable in arrears on the date on which the Financing Commitments terminate and each other date on which payments are made pursuant to the Priority of Payments. All Administrative Agency Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day designated by the Administrative Agent with one (1) (or, if a currency exchange is required in connection with such payment, three (3) Agent Business Days') Agent Business Days' notice to the Collateral Agent and the Collateral Administrator; provided that any such notice received after 10:00 a.m. New York City time on any Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day after the occurrence of a Market Value Event and (z) upon request of the Administrative Agent (which request may be a standing request), each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute all amounts in the Collection Account and the Permitted Non-USD Currency Collection Accounts in the following order of priority (the "Priority of Payments"):

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this subclause (i) of U.S.$50,000 (the "Cap") on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the Administrative Agency Fees and the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement, up to a maximum amount under this clause (a) of U.S.$200,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if an Event of Default has occurred and the Administrative Agent has terminated the Financing Commitments and declared the Secured Obligations due and payable, the Cap shall be increased to U.S.$100,000 per Interest Payment Date for payment to the Collateral Agent, the Collateral Administrator and the Securities Intermediary in connection with any actions it has taken with respect to enforcement of rights on the Collateral;

(b) to pay (i) first, any accrued and unpaid Administrative Agency Fees and (ii) second, accrued and unpaid interest due and payable hereunder in respect of the Advances, any accrued and unpaid Commitment Fees payable to the Lenders and any amounts payable to any Lender or the Administrative Agent pursuant to Section 3.01(e) or (f) or Section 3.03 (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, (I) during the Reinvestment Period, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium), (A) first, to outstanding principal of the Tranche A Advances until the Tranche A Advances are paid in full and (B) second, to outstanding principal of the Tranche B Advances until the Tranche B Advances are paid in full and (II) following the Reinvestment Period, all prepayments of the Tranche A Advances and Tranche B Advances permitted or required under this Agreement (including any applicable premium), to Tranche A Advances and Tranche B Advances pro rata based on outstanding Tranche A Advances and Tranche B Advances until the Advances are paid in full and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), outstanding principal of the Tranche A Advances and Tranche B Advances pro rata based on outstanding Tranche A Advances and Tranche B Advances until the Advances are paid in full;

(d) (i) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the USD Unfunded Exposure Account up to the Unfunded Exposure Amounts and (ii) after the Reinvestment Period, to fund the USD Unfunded Exposure Account up to the Unfunded Exposure Amount (without the requirement for any direction by the Portfolio Manager);

(e) to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein and in the same order of priority;

(f) to make any Permitted Distributions, Permitted Principal Distributions or Permitted Tax Distributions directed pursuant to this Agreement; and

(g) (i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account as Principal Proceeds (which, during the Reinvestment Period, may be applied to the acquisition of additional Portfolio Investments) and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

With respect to any amounts payable under Sections 4.05(a) through (g) above resulting from an Advance denominated in a Permitted Non-USD Currency, such amounts shall be paid using Interest Proceeds and/or Principal Proceeds denominated in such Eligible Currency from the applicable Permitted Non-USD Currency Collection Account; provided that any shortfall thereafter shall be paid in accordance with the terms set forth in Section 4.06(b).

With respect to each distribution pursuant to this Section 4.05, the Company (or the Portfolio Manager on behalf of the Company) shall provide to the Administrative Agent and the Collateral Agent no later than two (2) Business Days (or, if a currency exchange is required in connection with such payment, three (3) Business Days) prior to the date of distribution, a detailed reporting setting forth the proposed application of funds to be made pursuant to the foregoing Priority of Payments, including, if applicable, any required currency conversion, (the "Payment Date Report"). Upon approval by the Administrative Agent, the Payment Date Report shall constitute instructions to the Collateral Agent to make such distributions on the Interest Payment Date pursuant to the Payment Date Report and any required currency conversions in advance thereof.

SECTION 4.06. Payments Generally. (a) All payments to the Administrative Agent or any Lender that is an Affiliate of the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). All payments made to any other Lender, the Portfolio Manager, the Company, the Securities Intermediary or the Collateral Administrator (in the case of the Securities Intermediary and the Collateral Agent, to the extent such Person is not the Collateral Agent) shall be made to such Person at the account designated by such person in writing to the Collateral Agent. The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date; provided, that to the extent any currency exchange is required to make payments, such notice shall be delivered at least three (3) Business Days before such Interest Payment Date, Maturity Date or Additional Distribution Date, as applicable. All payments not made directly to a Person specified above shall be made as directed in writing by the Administrative Agent to the account designated by the Administrative Agent, the Company or the applicable recipient to the Collateral Agent in writing. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in USD, other than payments of interest and principal made in respect of Tranche A Advances denominated in a Permitted Non-USD Currency, which shall be made in the applicable Permitted Non-USD Currency of such Advance. All interest calculated using a Reference Rate (other than Term CORRA) hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate and Term CORRA hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

In connection with the confirmation of matters set forth in the definitions of the terms "Permitted Distribution," "Permitted Principal Distribution" and "Permitted Tax Distribution" for which its confirmation is required, the Administrative Agent shall use commercially reasonable efforts to provide such confirmation (or the lack thereof) to the Collateral Agent and the Collateral Administrator within the notice period for such Permitted Distribution, Permitted Principal Distribution or Permitted Tax Distribution.

(b) At least five (5) Business Days (or in the case of any Additional Distribution Date, two (2) Business Days) prior to any Interest Payment Date or the Maturity Date or an Additional Distribution Date (in each case other than an Interest Payment Date, solely to the extent the Company has notice or knowledge of such upcoming date, and otherwise as soon as reasonably practicable after the Company has such notice or knowledge), the Company (or the Portfolio Manager on its behalf) shall exchange (or shall cause the Collateral Agent to exchange) sufficient amounts in the Collection Accounts or the Permitted Non-USD Currency Collection Accounts in respect of the applicable Eligible Currency, as applicable, that will be needed (1) to pay to the Lenders all of the amounts required to be paid on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Eligible Currency as required for such payment (a "Currency Shortfall"). Each such exchange shall occur no later than one Business Day prior to such Interest Payment Date or Additional Distribution Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion. If for any reason the Company shall have failed to effect any such currency exchange by the Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company.

(c) At any time following the occurrence of a Market Value Event or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts attributable to the Company held in any Permitted Non-USD Currency Account for USD, or exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as the Company may request (so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement and that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or any Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Agent against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 2.05 were satisfied or waived, such payment shall be applied solely to pay the Advances of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.03(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a) (i) Subject to the requirements of this Section 4.07(a), the Company shall be entitled at its option on any Business Day, to either (x) terminate the Financing Commitments of both Tranches in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premiums (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce in part the portion of the Tranche A Financing Commitments that exceeds the sum of the outstanding Tranche A Advances (after giving effect to any concurrent prepayment of Tranche A Advances). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days (or, if a currency exchange is require in connection with such payment, three (3) Business Days) before the date of termination or reduction, as applicable. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the date of termination or reduction, as applicable, and the principal amount of the Tranche A Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Tranche A Financing Commitments shall be in an amount not less than U.S.$2,000,000.

(ii) Each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, during the Non-Call Period (unless a Non-Call Termination Event has occurred) shall be accompanied by a premium equal to the Early Termination Premium. Each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, during the period from (but excluding) February 25, 2026 (or, if the Scheduled Termination Date is extended upon a Maturity Extension Request, February 25, 2027) to (and including) February 25, 2027 (or, if the Scheduled Termination Date is extended upon a Maturity Extension Request, February 25, 2028), shall be accompanied by a premium equal to 1.0% of the principal amount of Financing Commitments so terminated or reduced, as applicable (unless a Non-Call Termination Event has occurred).

(b) The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Tranche A Advances and/or Tranche B Advances, as applicable, following the occurrence of a Market Value Event or an Event of Default.

(c) All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(d) The Tranche A Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Tranche A Advances following the last day of the Reinvestment Period. The Tranche B Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Tranche B Advances at any time.

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01. Appointment and Duties of the Portfolio Manager.

The Company hereby appoints the Portfolio Manager as its portfolio manager under this Agreement and to perform the investment management functions of the Company set forth herein and in the Management Agreement (subject to and in accordance with the terms of this Agreement), and the Portfolio Manager hereby accepts such appointment. For so long as no Market Value Event has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Portfolio Manager shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Notices of Acquisition on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby and by the Management Agreement. The Portfolio Manager agrees, in acting on behalf of the Company, to cause the Company to comply with all covenants and restrictions imposed on the Company herein and in each other Loan Document (in each case, subject to all qualifications relating to materiality and all applicable grace periods set forth herein or in the applicable Loan Document). The Company hereby irrevocably appoints the Portfolio Manager its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein and in the Management Agreement. Without limiting the foregoing:

(a) The Portfolio Manager shall perform its obligations hereunder and under the Management Agreement with reasonable care, using a degree of skill not less than that which the Portfolio Manager exercises with respect to assets of the nature of the Portfolio Investments that it manages for itself and others having similar investment objectives and restrictions and consistent with practices and procedures followed by institutional managers of national standing relating to assets of the nature and character of the Portfolio; and

(b) The Portfolio Manager shall not (and shall not cause the Company to) take any action that it knows or reasonably should know would (1) violate the constituent documents of the Company, (2) violate any law, rule or regulation applicable to the Company, (3) require registration of the Company as an "investment company" under the Investment Company Act of 1940, or (4) cause the Company to violate the terms of this Agreement, any other Loan Document or any instruments relating to the Portfolio Investments.

The Portfolio Manager may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Portfolio Manager's duties hereunder and under the Management Agreement; provided that the Portfolio Manager shall not be relieved of any of its duties or liabilities hereunder or under the Management Agreement regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Portfolio Manager as investment adviser or portfolio manager hereunder or under the Management Agreement.

SECTION 5.02. Portfolio Manager Representations as to Eligibility Criteria; Etc.

The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, as of the Trade Date for each Portfolio Investment purchased, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished (directly or indirectly) to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

SECTION 5.03. Indemnification. The Portfolio Manager shall indemnify and hold harmless the Company, the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements of one firm of outside counsel to each group of affiliated Indemnified Persons, and one additional firm of outside counsel for any Indemnified Persons subject to an actual or perceived conflict of interest and such other local counsel as shall be required (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel, subject to the limitations above), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any material breach by the Portfolio Manager of any of its obligations hereunder or under the Management Agreement and (b) the material failure of any of the representations or warranties of the Portfolio Manager set forth herein or in the Management Agreement to be true when made or when deemed made or repeated except to the extent that such Liabilities or expenses (x) result from the performance or non-performance of the Portfolio Investments or (y) are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the applicable Indemnified Person.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01. Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n), (o), (t) through (w) and (aa), the Portfolio Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date on which such representations and warranties are required to be made hereunder):

(a) it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d) it is not subject to any Adverse Proceeding;

(e) it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f) it is not required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

(g) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h) it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan;

(i) (x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; (y) except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to any Plan and no ERISA Affiliate has any liability with respect to any Plan and (z) it does not have any material liability with respect to any Plan;

(j) as of the date of this Agreement it is, and immediately after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k) it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l) it has complied with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(m) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished (directly or indirectly) by a third party, to the Company's actual knowledge contains), when taken as a whole, as of its delivery date (and as updated or supplemented after such date), any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading and (z) as of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(o) [reserved];

(p) the Company has timely filed all federal income and other Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; and the Company has paid or withheld (as applicable) all federal income and other Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except (i) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (ii) the failure to file such Tax returns or pay, withhold or discharge such Taxes would not reasonably be expected to have a Material Adverse Effect;

(q) the Company is and will be treated as a disregarded entity for U.S. federal income tax purposes;

(r) the Company is and will be wholly owned by the Parent, which is a U.S. Person;

(s) prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t) neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non‑Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance with all applicable Sanctions and also in compliance with all applicable provisions of the PATRIOT Act;

(u) the Company is subject to policies and procedures designed to ensure compliance in all material respects by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions, and the Company and its officers and directors and, to its knowledge, its employees, members and agents (as applicable) are in compliance in all material respects with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company or its directors, officers, managers or employees or (ii) to the knowledge of the Company, any director, manager or agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v) the Loan Documents, together with the constituent documents of the Company and the applicable Underlying Instruments and agreements involving purchase, sale or participation with respect to Portfolio Investments, represent all of the material agreements between the Portfolio Manager and the Parent, on the one hand, and the Company, on the other. The Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming or purportedly naming the Company or the Seller as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant hereto, as necessary or advisable in connection with the Sale Agreement or which has been terminated;

(w) the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with its entering into and performing its obligations under this Agreement;

(x) there are no judgments for Taxes with respect to the Company and no claim is being asserted with respect to the federal income and other Taxes of the Company, except any such claims (x) which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP or (y) that would reasonably be expected to result in a Material Adverse Effect;

(y) upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any Lien (for purposes of the UCC), other than Permitted Liens;

(z) the Parent is not required to register as an investment company under the Investment Company Act of 1940, as amended;

(aa) [reserved];

(bb) no ERISA Event described in clause (1) or (3) of the definition thereof has occurred and, except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event described in clause (2) of the definition thereof has occurred; and

(cc) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

SECTION 6.02. Covenants of the Company and the Portfolio Manager.

The Company (and, with respect to clauses (e), (g), (k), (o), (r), (gg), (hh) and (ii), the Portfolio Manager):

(a) shall at all times: (i) maintain at least one independent manager, director or member (who is in the business of serving as an independent manager or director) except while a vacancy is being filled as required by the Company's organizational documents; (ii) maintain its own separate books and records (other than tax returns and documents related thereto) and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person (without limiting the foregoing, it is acknowledged that for accounting purposes, the Company may be consolidated as required by GAAP and included in such Person's consolidated financial statements); (iv) [reserved]; (v) file its own Tax returns, except to the extent that the Company is treated as a "disregarded entity" for Tax purposes and is not required to file any Tax returns under Applicable Law, and pay any federal income and other Taxes so required to be paid under Applicable Law, except for those Taxes being contested in good faith by appropriate proceedings and in respect of which the Company has established proper reserves on its books in accordance with GAAP; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name (except as may be required for U.S. federal income and applicable state and local tax purposes) and comply with all organizational formalities necessary to maintain its separate existence; (viii) maintain separate financial statements; (ix) pay its own liabilities only out of its own funds; (x) except as permitted hereunder and under the other Loan Documents, maintain an arm's length relationship with the Parent and each of its other Affiliates; (xi) not hold out its credit or assets as being available to satisfy the obligations of others; (xii) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xiii) use separate stationery, invoices and checks; (xiv) except as expressly permitted by this Agreement, not pledge its assets as security for the obligations of any other Person; (xv) correct any known misunderstanding regarding its separate identity; (xvi) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xvii) not acquire the obligations or any securities of its Affiliates except as permitted under the Loan Documents; (xviii) [reserved]; and (xix) maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the Company, shall immediately become the member of the Company in accordance with its organizational documents;

(b) shall not (i) engage, directly or indirectly, in any business, other than the actions permitted pursuant to its constituent documents and actions required or permitted to be performed under the preceding clause (a); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment to the extent otherwise prohibited by the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms not materially less favorable to the Company (taken as a whole) than those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any material asset or property other than the Collateral and other assets as permitted hereunder, the Sale Agreement and the other Loan Documents, and the related assets and incidental personal property necessary for the ownership or operation of these assets and the operation of the Company;

(c) shall take all actions consistent with and shall not take any action contrary to the "Facts and Assumptions" sections in the opinions of Dechert LLP, dated as of the Effective Date, relating to certain true sale and non-consolidation matters;

(d) shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) if applicable, the obligation to make future payments under any Delayed Funding Term Loan; provided that the Company shall not acquire any Delayed Funding Term Loan if such acquisition would cause the Unfunded Exposure Amount, collateralized or uncollateralized, to exceed 5.0% of the Collateral Principal Amount;

(e) shall comply in all material respects with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions and the Portfolio Manager shall maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Company and its directors, managers, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions;

(f) shall not amend (1) any of its constituent documents or (2) any Loan Document in any manner that would reasonably be expected to adversely affect the Lenders in any material respect without, in each case, the prior written consent of the Administrative Agent;

(g) shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free and clear of any Lien (for purposes of the UCC), except for Permitted Liens;

(h) shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i) shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 10 Business Days (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Collateral Agent and Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed);

(j) shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k) shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l) shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent and, if the Company is not the surviving entity, each Lender;

(m) except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n) shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, (ii) except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to any Plan and no ERISA Affiliate has any liability with respect to any Plan and (iii) it does not incur any material liability with respect to a Plan;

(o) except for the security interest granted hereunder and as otherwise permitted hereunder, shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Collateral or any interest therein (other than Permitted Liens), and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming through or under the Company (other than Permitted Liens);

(p)

(i) shall promptly furnish to the Administrative Agent (and the Administrative Agent shall thereafter furnish to the Lenders) copies of the following financial statements, reports and information: (i) within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries, and a copy of the unaudited consolidated balance sheet of the Company, in each case as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent's annual report on Form 10‑K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available; (ii) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated and, solely with respect to the Company, consolidating balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in Parent's quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request (to the extent reasonably available to the Company and not subject to applicable obligations of confidentiality; provided that the Portfolio Manager shall use commercially reasonable efforts to obtain any necessary consents to providing to the Administrative Agent and/or the Required Lenders any such information or documents reasonably requested by them that are subject to an obligation of confidentiality);

(ii) shall promptly furnish to the Administrative Agent no later than one (1) Business Day following the date any financial statements are due pursuant to Section 6.02(p)(i)(i) or (ii), a compliance certificate, certified by a Responsible Officer of the Company to be true and correct (in the case of subclauses (ii) and (iii) below, subject to any applicable knowledge qualifications set forth in any covenant, representation or warranty), (i) stating whether any Default or Event of Default exists; (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating whether the representations and warranties of Company contained in Article IV, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the consolidated financial condition and the results of operations of the Parent on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to year-end audit adjustments permitted under GAAP and the absence of footnotes;

(q) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all federal income and other Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r) shall, subject to the requirements of Section 10.13, permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company's expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company's or the Portfolio Manager's business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only one (1) Business Day's prior notice will be required before any inspection. Notwithstanding anything to the contrary in this clause (r), neither the Company nor any Affiliate thereof will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information, (y) in respect of which access or inspection by, or disclosure to, the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Applicable Law or (z) is subject to attorney-client or similar privilege or constitutes attorney work product; provided that the Company shall make reasonable efforts to respond to the requests of the Administrative Agent without providing information subject to the restrictions of this sentence;

(s) shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t) shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions, Permitted Principal Distributions and/or Permitted Tax Distributions subject to the other requirements of this Agreement;

(u) shall not make or hold any Investments, except (A) the Portfolio Investments or Investments constituting Eligible Investments (measured at the time of acquisition), (B) those that have been consented to by the Administrative Agent or (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v) shall not request any Advance, and the Company shall not directly or indirectly, use the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w) other than (i) with the written consent of the Administrative Agent (including via email), (ii) pursuant to the Sale Agreement, (iii) as a permitted Substitution under Section 1.06 or (iv) in a required sale directed by the Administrative Agent under Section 1.04 following the occurrence of a Market Value Event, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm's length transaction and at fair market value);

(x) shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (A) any management discussion and analysis provided by the related obligor, (B) any periodic financial reporting packages provided by the related obligor and (C) any written notifications of Portfolio Investment Material Events with respect to such Portfolio Investment or the related obligor received by the Company or the Portfolio Manager (including, in each case, any attached or included information, statements and calculations). The Company (or the Portfolio Manager on its behalf) shall post or deliver via email all information and notices set forth in the immediately preceding sentence (1) in the case of notifications of Portfolio Investment Material Events, promptly following receipt thereof by the Company or the Portfolio Manager (and, in any case, not later than 5:00 p.m. New York City time within two (2) Business Days of the date of receipt thereof by the Company or the Portfolio Manager) and (2) in all other cases, within five (5) Business Days of the receipt thereof by the Company or the Portfolio Manager. The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Portfolio Manager and subject to applicable obligations of confidentiality; provided that the Portfolio Manager shall use commercially reasonable efforts to obtain any necessary consents to providing to the Administrative Agent any such information reasonably requested by the Administrative Agent that is subject to an obligation of confidentiality);

(y) shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder));

(z) shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa) shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties (other than holders of Permitted Liens), or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;

(bb) shall provide to the Administrative Agent (x) as soon as available and in any event within five (5) Business Days after the end of each fiscal quarter, the identity of each Portfolio Investment that is a Partial Deferrable Obligation and the portion of interest payable under such Partial Deferrable Obligation that is actually being paid in kind rather than in cash (with such update to be substantially in the form of Schedule 7 and which may be delivered via email) and (y) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request with respect to any Partial Deferrable Obligation.

(cc) shall not hire any employees;

(dd) shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ee) except as otherwise expressly permitted herein (including, without limitation, in connection with any workout, bankruptcy or restructuring consented to by the Portfolio Manager), shall not cancel or terminate the outstanding principal amount under any of the Underlying Instruments in respect of a Portfolio Investment to which the Company is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination other than by the terms of such Underlying Instruments of any of such agreements (in each case) without payment in full of such Portfolio Investment or the applicable portion thereof so cancelled or terminated unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff) shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg) shall not cancel, terminate or consent to or accept any cancellation or termination of, amend, modify or change in any manner any term or condition of the Management Agreement in any manner that adversely affects the Lenders in any material respect;

(hh) shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions; and

(ii) shall give notice in writing (which may be by electronic mail) to the Administrative Agent (with a copy to the Collateral Agent)(and with copies forwarded to the Lenders by the Administrative Agent following receipt) promptly upon obtaining knowledge after due inquiry of (and in no event later than (x) in the case of any Default or Event of Default, one (1) Business Day and (y) in the case of any other circumstance listed below, three (3) Business Days after) the occurrence of any of the following:

(1) any Adverse Proceeding;

(2) any Default or Event of Default;

(3) any material adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral;

(4) any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification; and

(5) any Portfolio Investment becoming an Ineligible Investment.

For purposes of this Section 6.02(ii), the Company and the Portfolio Manager shall be deemed to have made due inquiry with respect to any matter under clause (5) above and any other determination relating to the characteristics of a Portfolio Investment or a change related thereto or to the obligor thereon so long as the Portfolio Manager has complied with its standard of care set forth in Section 5.01(a) with respect to the monitoring of Portfolio Investments.

Notwithstanding anything to the contrary, nothing contained herein shall prohibit the conversion of the Parent into a "business development company" within the meaning of the Investment Company Act of 1940, nor shall such conversion (1) require the consent of the Administrative Agent, the Collateral Agent, the Securities Intermediary or any Lender or (2) result in a Default or Event of Default.

SECTION 6.03. Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other formal written communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related Underlying Instrument or rights thereunder which in the commercially reasonable judgement of the Portfolio Manager is not solely ministerial and clerical in nature (each, an "Amendment") with respect to any Portfolio Investment or any related Underlying Instrument, or notifies in writing any obligor of any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days') notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided, that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Administrative Agent will have the right to direct the Company to exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated) unless (x) the Company has sold such Portfolio Investment to the Parent or its Affiliate in compliance with the requirements of this Agreement via participation interest pursuant to a participation agreement or similar agreement that is in form and substance satisfactory to the Administrative Agent in its sole discretion (and elevation of such participation interest to a full assignment has not yet occurred) and (y) the price paid by the buyer for such participation interest is at least equal to the greater of (1) the then-current Market Value of such Portfolio Investment and (2) the Company's purchase price for such Portfolio Investment. In any such case, following the Company's receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to Underlying Instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur:

(a) the Company shall fail to pay any amount owing by it in respect of the Secured Obligations (whether for principal, interest, fees or other amounts) when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and, solely in the case of amounts other than principal and interest, such failure continues for a period of two (2) Business Days following such failure;

(b) any representation or warranty made or deemed made by or on behalf of the Company, the Portfolio Manager or the Seller (collectively, the "Credit Risk Parties") herein or in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document (other than projections, forward-looking information, general economic data or industry information) furnished pursuant hereto or in connection herewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure);

(c) (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (xi), (xiv) or (xix), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (cc), (hh) or (ii), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Credit Risk Party becoming aware of such failure;

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for forty-five (45) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h) any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i) an ERISA Event occurs except, with respect to clause (2) of the definition thereof, where such ERISA Event would not reasonably be expected to have a Material Adverse Effect;

(j) a Change of Control occurs;

(k) the Company or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(l) the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement and/or the Management Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and, in each case, an Affiliate of the Portfolio Manager is not appointed (and has accepted such appointment) in accordance with the this Agreement and the Management Agreement;

(m) the Net Advances exceed the product of (a) the Net Asset Value and (b) 75.0%, and such excess remains uncured for one (1) Business Day; or

(n) (i) failure of the Company to fund the USD Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01. The Collateral Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Collateral Accounts. The Company has appointed the Securities Intermediary to establish, and (i) in the case of the USD Collateral Accounts, the Securities Intermediary has established on or prior to the date hereof and pursuant to the Account Control Agreement or in the case of the Permitted Non-USD Collateral Accounts, shall establish on or after the date hereof and pursuant to the terms of the Account Control Agreement, each of the (1) Custodial Account, (2) the Interest Collection Account, (3) the Principal Collection Account, (4) the MV Cure Account and (5) the USD Unfunded Exposure Account (collectively, the "Collateral Accounts"). The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.

(b) Notwithstanding the foregoing, it is understood and agreed that the Permitted Non-USD Currency Accounts shall not be established until such time as the Securities Intermediary notifies the Company and the Collateral Agent that it has received the information from the Company required for the establishment of such accounts and that such accounts are established, operational and available to receive cash and Portfolio Investments (and neither the Securities Intermediary nor the Collateral Agent shall have any liability for any failure or delay in the establishment of such accounts or the receipt of such cash or Portfolio Investments) (each such notice, a "Permitted Non-USD Currency Account Opening Notice").

(c) Investment of Funds on Deposit in the USD Unfunded Exposure Account. All amounts on deposit in the USD Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the USD Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(d) Unfunded Exposure Account.

(i) Amounts may be deposited into the USD Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the USD Unfunded Exposure Account as set forth in Section 2.03(f).

(ii) The Portfolio Manager may direct, at any time, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the USD Unfunded Exposure Account for the purpose of funding the Company's unfunded commitments with respect to Delayed Funding Term Loans, for deposit into the Principal Collection Account. Upon the direction of the Company (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, from the Administrative Agent (with a copy to the Collateral Administrator and the Collateral Agent)) by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the USD Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Principal Collection Account to prepay the outstanding Advances.

SECTION 8.02. Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents, the Securities Intermediary, the Collateral Administrator and the Lenders (collectively, the "Secured Parties") under this Agreement (collectively, the "Secured Obligations"), the Company hereby pledges to the Collateral Agent and grants a continuing security interest in favor of the Collateral Agent in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as "Collateral"), including, without limitation: (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreement, the Management Agreement, any other Loan Document and all rights related to each such agreement (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv) Endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral;

(v) Take control of any proceeds of the Collateral;

(vi) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii) Perform such other acts as may be reasonably required to do to protect the Collateral Agent's rights and interest hereunder.

(d) Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral; provided that the Portfolio Manager may bid for and acquire through an Independent Dealer any portion of the Collateral in connection with a sale thereof), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h) Termination; Release of Collateral.

(i) Upon the payment in full of all Secured Obligations (other than any unmatured contingent indemnification and reimbursement obligation) and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(ii) Upon any sale, transfer or other disposition of a Portfolio Investment by the Company that complies with this Agreement, the security interest granted herein over such Portfolio Investment shall automatically (and without further action by any party) terminate and all rights to such Portfolio Investment shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company's sole expense and without the consent or approval of any other party, (i) deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing such Portfolio Investment and (ii) execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX
THE AGENTS

SECTION 9.01. Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

None of the Agents, Securities Intermediary nor the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) none of the Agents, Securities Intermediary nor the Collateral Administrator shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) none of the Agents, Securities Intermediary nor the Collateral Administrator shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of the Administrative Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, none of the Agents, the Securities Intermediary nor the Collateral Administrator shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. None of the Agents, the Securities Intermediary nor the Collateral Administrator shall be liable for any action taken or not taken by it in the absence of its own gross negligence, fraud, bad faith, reckless disregard or willful misconduct or with the consent or at the request or direction of (i) the Company (or the Portfolio Manager on its behalf) in the manner and to the extent expressly provided in this Agreement or other Loan Document or (ii) the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge of any Default, Event of Default, Market Value Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent (and following the occurrence of an Event of Default, the Collateral Agent shall not be deemed to have knowledge of the curing or waiver of any such Event of Default until it receives written notice thereof from the Administrative Agent). None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein, other than in the case of the Administrative Agent to confirm receipt of items expressly required to be delivered to such Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Collateral Agent, the Collateral Administrator, the Securities Intermediary nor the Administrative Agent shall be required to take any action under this Agreement or any other Loan Document if taking such action would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent, the Collateral Administrator and the Securities Intermediary also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. None of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act. The Collateral Agent may rely upon instructions, electronic communications and information provided by (i) the Administrative Agent as if provided by the Required Lenders directly and (ii) the Portfolio Manager as if provided by the Company directly.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents, sub-custodians or bailees appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any misconduct or negligence on the part of any sub-agent, sub-custodian, bailee or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Person. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent, sub-custodian or bailee and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub‑agent, sub-custodian or bailee and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent (or such other Person), as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days' notice to each other agent, the Lenders, the Portfolio Manager and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring agent hereunder and under the Account Control Agreement, and the retiring agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the retiring agent's resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days' notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed agent hereunder and under the Account Control Agreement, and the removed agent shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the removed agent's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor agent, such retiring or removed agent shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed agent, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed agent hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent, the Collateral Administrator or the Securities Intermediary was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence, fraud, bad faith, reckless disregard or willful misconduct on its part, each Agent, the Collateral Administrator and the Securities Intermediary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion, electronic communication or other document furnished to it, reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to it, such Agent, the Collateral Administrator or the Securities Intermediary, as applicable, shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

None of the Agents, the Collateral Administrator nor the Securities Intermediary shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, epidemics, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Company, the Portfolio Manager or Administrative Agent. The Collateral Agent or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent or Collateral Administrator may, from time to time, reasonably request that the parties hereto deliver a certificate (upon which the Collateral Agent or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering ("Applicable Bank Law"), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

Any transfers or payments made pursuant to this Agreement shall be made the Collateral Agent by wire transfer in immediately available funds as directed in writing pursuant to the terms of the Agreement and in no event shall the Collateral Agent be required to disburse any funds via check; provided, that the Collateral Agent may require certain information for verification purposes prior to processing any such wire transfer.

The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and the second paragraph of Section 9.02(a), the last sentence of Section 9.02(b), Section 9.02(c) and Section 9.02(h) shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator regardless of whether such Person is expressly mentioned in such provision.

SECTION 9.02. Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction provides indemnification or otherwise makes provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.

If, in performing any duties under this Agreement, the Collateral Agent or the Collateral Administrator are required to decide between alternative courses of action due to any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth there, the Collateral Agent or the Collateral Administrator shall request written instructions from the Administrative Agent as to the course of action desired by it (including the interpretation and/or methodology to be used) and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction. If the Collateral Agent or the Collateral Administrator (as applicable) does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent or the Collateral Administrator (as applicable) may, but shall be under no duty to, take or refrain from taking any such courses of action and shall have no liability in connection therewith except as otherwise provided in this Agreement; provided that following the request of written instructions the Collateral Agent or the Collateral Administrator (as applicable) shall not follow a direction of the Company or the Portfolio Manager which contradicts an alternative course of action without prior direction of the Administrative Agent. The Collateral Agent or the Collateral Administrator (as applicable) shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take action inconsistent with such instructions. The Collateral Agent and/or the Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(b) Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, fraud, bad faith or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent shall be deemed to have released, and shall execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e) Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney's fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints Virtus Group, LP as Collateral Administrator and directs the Collateral Administrator to prepare the reports (including the Payment Date Report) substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Portfolio Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it relating thereto, in each case that the Collateral Administrator may reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably require to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, fraud, bad faith or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof. Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Borrowing Base Test or any Market Value, and shall be entitled to conclusively rely upon such amounts as reported by the Portfolio Manager or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of any Reference Rate and any applicable Base Rate.

(i) None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be under any obligation to monitor, determine or verify the unavailability or cessation of any Reference Rate (or any applicable Base Rate). None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of any Reference Rate (or any Base Rate), including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

ARTICLE X
MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager (in such capacity) and the Lenders (other than the Administrative Agent acting in such capacity at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding‑up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express obligations of the Portfolio Manager under the Loan Documents) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. Without limiting the foregoing, no recourse shall be had for the payment of any amount owing in respect of the Advances against the Portfolio Manager, the Parent or any Affiliate, shareholder, manager, officer, director, employee or member of the Portfolio Manager, the Parent or their respective successors or assigns or, except as specifically set forth in this Agreement and in the other Loan Documents, for any other amounts payable in respect of the Loan Documents.

SECTION 10.02. Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Each of the Collateral Agent, Collateral Administrator and Securities Intermediary shall be entitled to accept and act upon instructions or directions pursuant to this Agreement and other Loan Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, that each party providing such instructions or directions shall provide to the Collateral Agent, Collateral Administrator or Securities Intermediary written notice of persons designated to provide instructions or directions. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be liable for any losses, costs or expenses arising directly or indirectly from the Collateral Agent's, Collateral Administrator's and Securities Intermediary's reliance upon and compliance with such instructions from such designated persons. Each party hereto agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Collateral Agent, Collateral Administrator and Securities Intermediary, including without limitation the risk of the Collateral Agent, Collateral Administrator and Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties. Any party providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

SECTION 10.03. No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a) Subject to the Priority of Payments, the Company shall pay (1) all fees and reasonable and documented out‑of‑pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent, the Securities Intermediary and the Collateral Administrator, and such other local counsel as required for the Agents, the Securities Intermediary and the Collateral Administrator, collectively, in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Lenders, the Collateral Administrator and the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b) Subject to the Priority of Payments, the Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, each Lender and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of one firm of outside counsel for each affiliated group of Indemnitees and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Company or the Portfolio Manager hereunder (for the avoidance of doubt, after giving effect to any limitation included in any such representation or warranty relating to materiality or causing a Material Adverse Effect)) or the exercise of the parties thereto of their respective rights (including, without limitation, the approval or disapproval by the Administrative Agent of the acquisition of any Portfolio Investment in accordance with the terms of this Agreement) or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, fraud, bad faith, reckless disregard or willful misconduct of such Indemnitee, (ii) with respect to indemnification obligations owed to the Administrative Agent or any Lender, a claim brought against such Indemnitee for breach of such Indemnitee's obligations under this Agreement or the other Loan Documents, (iii) the performance of the Portfolio Investments or (iv) a claim arising as a result of a dispute between Indemnitees (other than any dispute involving claims against the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator or the Lenders, in each case in their respective capacities as such). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by Applicable Law, no party hereto nor any Indemnitee shall assert, and each hereby waives, any claim against any party hereto or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof.

(d) If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 10.05. Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, the Company and the Portfolio Manager; provided, however, that any amendment or waiver to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager or the Company shall not be required to be executed by the Portfolio Manager or the Company; provided further that the Administrative Agent may waive (x) any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 and (y) any time frames set forth in the definition of "Ineligible Investment" or "Market Value Cure", in each case, in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby; provided further this Agreement may be amended without the consent of any party at the request of the Administrative Agent if any Advance bears interest at Daily Simple SOFR to reflect the conventions for Daily Simple SOFR determined in accordance with the definition thereof and to reflect related changes necessary to effectuate such conventions.

SECTION 10.06. Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances at the time owing to it) to any Person (i) with the prior written consent of the Administrative Agent and upon reasonable prior written notice (including via email) to the Company, the Collateral Agent and the Portfolio Manager and (ii) if the proposed assignee is not an Eligible Assignee, with the prior written consent of the Company; provided that no consent of the Company shall be required for an assignment of any Financing Commitment or other rights and obligations hereunder on a date that is (x) following the occurrence of a Market Value Event or (y) at least five (5) Business Days after the occurrence, and during the continuance, of an Event of Default.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and (B) the assignor and assignee shall execute and deliver to the Administrative Agent, the Company and the Portfolio Manager a fully-executed assignment and assumption agreement in the form of Exhibit B hereto (an "Assignment and Assumption") together with each applicable Lender Letter Agreement (if any).

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may sell participations to one or more Persons (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances owing to it) (i) with the prior written consent of the Administrative Agent and (ii) if the proposed Lender Participant is not an Eligible Participant, with the prior written consent of the Company; provided that no consent of the Company shall be required for the sale of a participation on a date that is (x) following the occurrence of a Market Value Event or (y) at least five (5) Business Days after the occurrence, and during the continuance, of an Event of Default; provided, further, that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

SECTION 10.07. Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.08. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.09. PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

SECTION 10.10. Counterparts. This Agreement (and each amendment, modification and waiver in respect of this Agreement) may be executed in any number of counterparts by facsimile or other written form of communication or electronic transmission (including .pdf file, .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Collateral Agent or Collateral Administrator), each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. None of the Collateral Agent, Collateral Administrator nor Securities Intermediary shall have a duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.13. Confidentiality.

Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, the sale of any Portfolio Investment following the occurrence of a Market Value Event or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.13, to (x) any assignee of or participant in or any prospective assignee of or participant in, any of its rights or obligations under this Agreement that is eligible to be an assignee or participant under this Agreement in accordance with Section 10.06 hereof on the date of assignment or participation, as applicable, or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company, (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.13 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company, (ix) to the extent permitted or required under this Agreement or the Account Control Agreement or (x) to a nationally recognized statistical rating organization in connection with securing and/or maintaining a rating with respect to Advances made hereunder. For the purposes of this Section 10.13, any Person required to maintain the confidentiality of Information as provided in this Section 10.13 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.14. Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in USD into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction USD could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than USD, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase USD with the Judgment Currency; if the amount of USD so purchased is less than the sum originally due to the Applicable Creditor in USD, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.15. Acknowledgements of Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make Advances hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Collateral Agent or the Lenders on the Effective Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a "Payment") were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on "discharge for value" or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.15(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a "Payment Notice") or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Company, the Collateral Agent and each other party hereto agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, the Collateral Agent or any other party hereto.

(iv) Each party's obligations under this Section 10.15(c) shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIDELITY DIRECT LENDING FUND I JSPV LLC,
as Company

By: Fidelity Private Credit Company LLC,
its sole member

By__________________________________
Name:
Title:

FIDELITY PRIVATE CREDIT COMPANY LLC,
as Portfolio Manager

By__________________________________
Name:
Title:

~~CITIBANK, N.A.~~STATE STREET BANK AND TRUST COMPANY,
as Collateral Agent

By__________________________________
Name:
Title:

~~CITIBANK, N.A.~~STATE STREET BANK AND TRUST COMPANY,
as Securities Intermediary

By__________________________________
Name:
Title:

VIRTUS GROUP, LP,
as Collateral Administrator

By: Rocket Partners Holdings, LLC, its
general partner

By__________________________________
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By__________________________________
Name:
Title:

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By__________________________________
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes

With respect to Tranche A Advances (the "Tranche A Financing Limit"):

Prior to a Commitment Increase Date: U.S.$~~750,000,000~~800,000,000; After a Commitment Increase Date, if any, U.S.$~~750,000,000~~800,000,000 plus the principal amount of each increase in the Tranche A Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$~~1,000,000,000~~1,500,000,000 of a cumulative Tranche A Financing Limit and Tranche B Financing Limit in the aggregate.

Notwithstanding anything in this Agreement to the contrary, not more than 24.0% of the Tranche A Financing Limit may be utilized in Permitted Non-USD Currencies.

With respect to Tranche B Advances (the "Tranche B Financing Limit"):

Prior to a Commitment Increase Date: U.S.$200,000,000; After a Commitment Increase Date, if any, U.S.$200,000,000 plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$~~1,000,000,000~~1,500,000,000 of a cumulative Tranche A Financing Limit and Tranche B Financing Limit in the aggregate.

Notwithstanding anything in this Agreement to the contrary, not more than 0.0% of the Tranche B Financing Limit may be utilized in Permitted Non-USD Currencies.

Cumulative Tranche A and Tranche B Financing Limit:

Prior to a Commitment Increase Date: U.S.$~~950,000,000~~1,000,000,000; After a Commitment Increase Date, if any, U.S.$~~950,000,000~~1,000,000,000 plus the principal amount of each increase in the Tranche A Financing Commitment or Tranche B Financing Commitment, as applicable, set forth in the applicable Commitment Increase Requests for a cumulative Tranche A and Tranche B Financing Limit of up to U.S.$~~1,000,000,000~~1,500,000,000 in the aggregate.

2.	Lenders	Financing Commitment
JPMorgan Chase Bank, National Association

With respect to Tranche A Advances (the "Tranche A Financing Commitment"):

Prior to a Commitment Increase Date: U.S.$~~750,000,000~~800,000,000; After a Commitment Increase Date, if any, U.S.$~~750,000,000~~800,000,000 plus the principal amount of each increase in the Tranche A Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$~~1,000,000,000~~1,500,000,000 of a cumulative Tranche A Financing Commitment and Tranche B Financing Commitment in the aggregate.

Notwithstanding anything in this Agreement to the contrary, not more than 24.0% of the Tranche A Financing Commitment may be utilized in Permitted Non-USD Currencies.

With respect to Tranche B Advances (the "Tranche B Financing Commitment"):

Prior to a Commitment Increase Date: U.S.$200,000,000; After a Commitment Increase Date, if any, U.S.$200,000,000 plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$~~1,000,000,000~~1,500,000,000 of a cumulative Tranche A Financing Commitment and Tranche B Financing Commitment in the aggregate.

Notwithstanding anything in this Agreement to the contrary, not more than 0.0% of the Tranche B Financing Commitment may be utilized in Permitted Non-USD Currencies.

Cumulative Tranche A and Tranche B Financing Commitment:

Prior to a Commitment Increase Date: U.S.$~~950,000,000~~1,000,000,000; After a Commitment Increase Date, if any, U.S.$~~950,000,000~~1,000,000,000 plus the principal amount of each increase in the Tranche A Financing Commitment or Tranche B Financing Commitment, as applicable, set forth in the applicable Commitment Increase Requests for a cumulative Tranche A and Tranche B Financing Commitment of up to U.S.$~~1,000,000,000~~1,500,000,000 in the aggregate.

3.	Scheduled Termination Date:	February 25, 2029 (or, if a Maturity Extension Request is consented to by the Administrative Agent and each Lender in its sole discretion, February 25, 2030).

4.	Interest Rates

	Applicable Margin for Advances:	With respect to interest based on a Reference Rate other than a Term SOFR Rate, 2.20% per annum; provided that, in the case of Tranche A Advances denominated in GBP, the Applicable Margin for

Advances shall be, 2.3193% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

With respect to interest based on a Term SOFR Rate, 2.20% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on a Base Rate, 2.20% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

[Intentionally Omitted]

	Non-USD Custodial Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice
	CAD Interest Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice
	CAD Principal Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice

	Euro Interest Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice
	Euro Principal Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice

	GBP Interest Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice
	GBP Principal Collection Account:	As set forth in the applicable Permitted Non-USD Currency Account Opening Notice

6.	Market Value Trigger:	AR applicable on the date of determination plus 5.50%

7.	Market Value Cure Level:	AR applicable on the date of determination

8.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, to the knowledge of the Portfolio Manager, at the time of initial purchase, a Restricted Security. As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices
The Company:

Fidelity Direct Lending Fund I JSPV LLC
c/o Fidelity Private Credit Company LLC
245 Summer Street

Boston, MA 02210

and

233 S. Wacker Drive

Suite 8300

Chicago, IL 60606

with a copy to (except with respect to any notice, consent, agreement, request, waiver or approval by the Administrative Agent which may expressly be provided via email pursuant to this Agreement other than by operation of Section 10.02, and which will not constitute notice):

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036-6797

Attn: Hadi Husain & Robert Gannon Telephone: 347-573-7984; 917-215-9632 Email: hadi.husain@fmr.com;robert.gannon@fmr.com Attn: Jay R. Alicandri Telephone: (212) 698-3800 Email: jay.alicandri@dechert.com

The Portfolio Manager:	Fidelity Private Credit Company	Attn: Hadi Husain & Robert Gannon Telephone: 347-573-7984; 917-215-9632 Email: hadi.husain@fmr.com;robert.gannon@fmr.com

LLC
245 Summer Street

Boston, MA 02210

and

233 S. Wacker Drive

Suite 8300

Chicago, IL 60606

with a copy to (except with respect to any notice, consent, agreement, request, waiver or approval by the Administrative Agent which may expressly be provided via email pursuant to this Agreement other than by operation of Section 10.02, and which will not constitute notice):

Dechert LLP

Three Bryant Park

1095 Avenue of the Americas

New York, New York 10036-6797

Attn: Jay R. Alicandri Telephone: (212) 698-3800 Email: jay.alicandri@dechert.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Telephone: (302) 634-4961

with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340 Email: James.r.greenfield@jpmorgan.com With a copy to: de_custom_business@jpmorgan.com; Credit_Financing_Approvals@jpmorgan.com

The Collateral Agent:	~~Citibank, N.A. 388 Greenwich Street New York, NY 10013~~State Street Bank and Trust Company. 1 Iron St., CCB5E Boston, MA 02210

Attention: ~~Agency & Trust –~~ Brett Lear, Fidelity ~~Direct Lending Fund I JSPV LLC~~Client Service team
Email: ~~Ecliff.jackman@citi.com~~blear@statestreet.com

Address for delivery of any

physical securities:

State Street Bank and Trust Company

1 Iron St, CCB5E

~~Citibank, N.A.~~

~~399 Park Avenue~~

~~Level "C" - Securities Vault~~

~~New York, NY 10022~~

~~Attention: Mr. Keith Whyte – Fidelity Direct Lending Fund I JSPV LLC~~

Boston, MA 02210

~~Telephone: (212) 559-1207~~

Attention: Brett Lear

Email: blear@statestreet.com

The Securities Intermediary:	~~Citibank, N.A. 388 Greenwich Street New York, NY 10013~~State Street Bank and Trust Company. 1 Iron St., CCB5E Boston, MA 02210	Attention: ~~Agency & Trust –~~ Brett Lear, Fidelity ~~Direct Lending Fund I JSPV LLC~~Client Service team Email: ~~Ecliff.jackman@citi.com~~blear@statestreet.com

The Collateral Administrator:	With respect to all matters related to the Portfolio Investments: Virtus Group, LP 347 Riverside Avenue	Attention: Fidelity Direct Lending Fund I JSPV LLC Email: FidelityDirectLendingFundIJSPVLLC@fisglobal.com

Jacksonville, FL 32202 And, otherwise, to the above address with a copy to: FIS 347 Riverside Avenue Jacksonville, FL 32202 Attention: Chief Legal Officer

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Facsimile: (302) 634-4961

	with a copy to: JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

Contents of Notice of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: Nicholas Rapak
Email: de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: Burton Chirinos

Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak

cc:

~~Citibank, N.A.~~

~~388 Greenwich~~ State Street Bank and Trust Company

~~New York, NY 10013~~

1 Iron St., CCB5E

Boston, MA 02210

Attention: ~~Agency & Trust –~~ Brett Lear, Fidelity ~~Direct Lending Fund I JSPV LLC~~Client Service team

Virtus Group, LP

347 Riverside Avenue
Jacksonville, FL 32202
Attention: Fidelity Direct Lending Fund I JSPV LLC
Email: FidelityDirectLendingFundIJSPVLLC@fisglobal.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of August 25, 2022 (as amended, the "Agreement"), among Fidelity Direct Lending Fund I JSPV LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Fidelity Private Credit Company LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company's intention to acquire] the following Portfolio Investment(s):1

Fund
Issuer / Obligor
Jurisdiction
Identifier (LoanX; CUSIP)
Requested Notional Amount
Asset Class
Current Pay (Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon
Base Rate
Reference Rate Floor
Maturity
Moody's Industry
[LTM EBITDA (In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)][2]
Recurring Revenue Loan (Y/N)

______________________________

1 Company to complete as applicable.

2 Include for Portfolio Investments other than Recurring Revenue Loans

[Debt-to-ARR][3]
Interest Coverage
Financial Covenants
Security Identifier
Security Description
Quantity
Partial Deferrable Obligation (Y/N)

To the extent available, we have included herewith (1) the material Underlying Instruments (including, in the case of a Loan, the final credit agreement and collateral and security documents) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements since the most recent audited financial statement provided, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable "proof of existence" details (if requested by the Administrative Agent), (6) forecasted financials for 1 year or longer, if prepared, in each case solely to the extent available, and (7) investment committee memo. The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

FIDELITY PRIVATE CREDIT COMPANY LLC,
as Portfolio Manager

By_________________________________
Name:
Title:

______________________________

3 Include for Recurring Revenue Loans

SCHEDULE 3

Eligibility Criteria

1. Such obligation is a Loan and is not a bond, a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than an Initial Portfolio Investment acquired by the Company pursuant to the Sale Agreement), primarily secured by real estate, a Revolving Loan, a letter of credit or an interest therein or a Mezzanine Obligation (or, for the avoidance of doubt, any other unsecured obligation of an obligor).

2. Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan denominated in USD.

3. Such obligation is (i) eligible to be entered into by, sold or assigned to such Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions) on the pledging or transfer of such obligation, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the obligor of the Portfolio Investment authorizing and consenting to the pledge or transfer of such obligation shall have been obtained.

4. Such obligation is denominated and payable in an Eligible Currency and purchased at a price that is at least 80% of the par amount of such obligation.

5. Such obligation is issued by a company organized in an Eligible Jurisdiction.

6. It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make "gross-up" payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7. Such obligation is not subject to an event of default (as defined in the Underlying Instruments for such obligation) in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in the Underlying Instruments for such obligation, but not to exceed five (5) Business Days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related Underlying Instruments (after giving effect to any grace and/or cure period set forth in such Underlying Instruments, but not to exceed five (5) Business Days) (a "Defaulted Obligation").

8. The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9. It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10. Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11. Such obligation provides for periodic payments of interest thereon solely in cash at least semi-annually; provided that, for the avoidance of doubt, if a portion of interest payable thereon on any payment or distribution date is deferred and/or capitalized pursuant to an Amendment, such obligation shall satisfy this clause (11) if following such Amendment (i) the portion of interest payable thereon on each payment or distribution date that is required to be paid in cash is not less than the applicable Reference Rate plus 4.0% per annum and (ii) such obligation is reapproved in the same manner set forth in Section 1.02 (such obligation that satisfies the proviso in this clause (11), a "Partial Deferrable Obligation"); provided, further that this clause (11) alone shall not render any obligation held by the Company on the Third Amendment Effective Date that was eligible immediately prior to the Third Amendment Effective Date as ineligible on or after the Third Amendment Effective Date.

12. Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13. The Portfolio Investment has been Delivered to the Collateral Agent.

14. At the time of purchase or commitment to purchase, the Portfolio Investment is not issued by an obligor with EBITDA for the period of four fiscal quarters ending on or most recently ended and for which financial statements are available prior to the date of such purchase or commitment to purchase (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Portfolio Manager, in each case in its commercially reasonable judgment) of less than $5,000,000.

15. (i) The Administrative Agent is an "Eligible Assignee" (as such term, or comparable term, is defined in the Underlying Instruments in respect of such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) if the Company or the Portfolio Manager (or in each case, an affiliate thereof) acts as the administrative agent in respect of such Portfolio Investment, the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event) an assignment agreement duly executed by the administrative agent (as required to effect an assignment pursuant to such Underlying Instruments) in respect of such Portfolio Investment, naming the Administrative Agent as assignee not later than five (5) Business Days following the Settlement Date for such Portfolio Investment.

16. Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment, (c) alter the pro rata allocation or sharing of payments or distributions required by any related Underlying Instruments in a manner adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations, or (e) terminate or release any lien on a material portion on the collateral securing such Portfolio Investment, in each case without the prior written consent of the Administrative Agent (at the direction of the Required Lenders); provided that this clause 16 shall not be applicable for purposes of Section 1.03 of the Agreement.

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

"Eligible Jurisdictions" means the United States and any State therein, Canada, the United Kingdom, any country in the European Economic Area (other than Bulgaria, Moldova, Malta, Cyprus or Romania) and the Cayman Islands.

"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage‑backed securities.

"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1. Portfolio Investments issued by a single obligor and its Affiliates may not exceed an aggregate principal balance equal to 4.0% of the Collateral Principal Amount; provided that Portfolio Investments issued by three obligors and their respective Affiliates may each constitute up to an aggregate principal balance equal to 6.0% of the Collateral Principal Amount; provided further that the Portfolio Investments comprising the single name limit exceptions set forth above shall consist solely of Senior Secured Loans with EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Portfolio Manager, in each case in its commercially reasonable judgment) of greater than or equal to $20,000,000. Notwithstanding the foregoing, no obligor shall deemed an affiliate of any person solely because they are under the control of the same private equity sponsor or similar sponsor or because such obligor is owned by a common holding company with an obligor of another obligation so long as the collateral securing such loans is not common.

2. Not less than 95.0% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Collection Account and the Permitted Non-USD Currency Principal Collection Accounts as Principal Proceeds; provided that not less than 80% of the Collateral Principal Amount may consist of Senior Secured Loans that are not Recurring Revenue Loans and cash and Eligible Investments on deposit in the Collection Account and the Permitted Non-USD Currency Principal Collection Accounts as Principal Proceeds.

3. Not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans and First-Lien Last-Out Loans, collectively.

4. Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody's Industry Classification; provided that Portfolio Investments that are issued by obligors that belong to Moody's Industry Classification 15 may constitute up to 30% of the Collateral Principal Amount; provided further that not more than 10% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to Industry Classifications 12 or 30; provided further that obligors whose primary end-user clients are entities that belong to Industry Classification 12 or 30 shall be included in the Concentration Limitation relating to Industry Classifications 12 and 30. As used herein, "Moody's Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as applicable, which classification (x) shall be determined by the Portfolio Manager (with the consent of the Administrative Agent in its reasonable discretion) on the purchase date for the applicable Portfolio Investment and (y) shall be deemed to be updated without further action by any party if Moody's publishes revised industry classifications (following which all references to Moody's Industry Classifications above shall be to the applicable successor industry classifications); provided that software companies shall be classified according to such companies' end-market classifications.

5. The Unfunded Exposure Amount shall not exceed 5.0% of the Collateral Principal Amount.

6. (a) Not more than 20.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in all Permitted Non-USD Currencies, collectively and (b) not more than 20.0% of the Collateral Principal Amount may consist of Portfolio Investments the obligors of which are organized in Eligible Jurisdictions other than the United States, collectively; provided that not more than 0.0% of the Collateral Principal Amount may consist of Portfolio Investments denominated in any particular Permitted Non-USD Currency prior to the receipt of the applicable Permitted Non-USD Currency Account Opening Notice relating to such Permitted Non-USD Currency.

7. Other than with respect to Recurring Revenue Loans approved by the Administrative Agent, not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments the obligor of which has a Leverage Ratio greater than 7.0x.

8. (a) Not more than an aggregate of 7.5% of the Collateral Principal Amount may consist of Recurring Revenue Loans and (b) not more than an aggregate of 0.0% of the Collateral Principal Amount may consist of Recurring Revenue Loans the obligor of which has an increase of its Debt-to-ARR Ratio greater than or equal to 1.0x since the date on which the Notice of Acquisition with respect to such Recurring Revenue Loan was approved by the Administrative Agent.

9. (a) Not more than an aggregate of 25.0% of the Collateral Principal Amount may consist of Portfolio Investments with EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Portfolio Manager, in each case in its commercially reasonable judgment) of less than $20,000,000, (b) not more than an aggregate of 10.0% of the Collateral Principal Amount may consist of Portfolio Investments with EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Portfolio Manager, in each case in its commercially reasonable judgment) of less than $10,000,000 and (c) not more than an aggregate of 0.0% of the Collateral Principal Amount may consist of Portfolio Investments with EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (calculated in accordance with the Underlying Instruments in respect of such Portfolio Investment, as determined by the Company or the Portfolio Manager, in each case in its commercially reasonable judgment) of less than $5,000,000.

SCHEDULE 5

Initial Portfolio Investments

[Intentionally Omitted]

SCHEDULE 6

Moody's Industry Classifications
Industry Code	Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

SCHEDULE 7

Form of Partial Deferrable Obligations Notifications

Portfolio Investment	Paid PIK Interest in Quarter ended [Insert immediately prior Quarter] (Y/N)	Coupon Paid (Cash / PIK Interest)
1.
2.
3.
4.
5.